UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NHMD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State of other jurisdiction of incorporation or organization)

15151 Springdale Street

Huntington Beach, CA, 92649

Phone: (949) 381-1834

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

7389	46-3403755
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Nate’s Food Co.

(Former name, former address and former fiscal year, if changed since last report)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(3)
Common Stock , par value $.0001	2,000,000,000	$0.001	$2,000,000	$185.40

_________________

(1)

An indeterminate number of additional shares of Common Stock shall be issue-able pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act, the offering price was determined arbitrarily by the Company and was not based upon the Company’s net worth, total asset value, or any other objective measure of value based on accounting measurements.

(3)	Estimated in accordance with Rule 457(o) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, the Company is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

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The information in this preliminary prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities nor does it seek offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS, Dated ____________, 2022

NHMD HOLDINGS, INC.

2,000,000,000 Shares of Common Stock

$0.001 per share

We are offering for sale a maximum of 2,000,000,000 shares of our Common Stock in a self-underwritten offering directly to the public at a price of $0.001 per share. There is no minimum number of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.001 per share. This Offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; (ii) the date that is twelve (12) months from the date that the SEC deems this offering statement qualified, unless extended by our Company for an additional ninety (90) days, or (iii) the date the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the SEC, if the Offering is still ongoing at such time, the Company will file a post-qualification amendment to include the Company’s recent financial statements. We intend for our Common Stock to be sold by our Officer and Director, Nate Steck. Such person will not be paid any commissions for such sales.

Our Common Stock is subject to quotation on OTC Market under the symbol NHMD. May 6, 2022 sales price for our Common Stock was $0.0018 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock.

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 2 to the audited financial statements as of and for the years ended May 31, 2021 and 2020 included herein, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Please refer to discussions under “Prospectus Summary” on page 1 and “Risk Factors” on page 9 of how and when we may lose emerging growth company status and the various exemptions that are available to us.

The Company has no present plans to be acquired or to merge with another company nor does the company, nor any of its shareholder, have plans to enter into a change of control or similar transaction.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is ____________, 2022

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Page
Prospectus Summary	6
Our Company
Business of Registrant	6
Financing Requirements
Emerging Growth Company Status	6
Going Concern	7
Our Direct Public Offering
Summary of This Offering	8
Risk Factors	10
Use of Proceeds	19
Determination of Offering Price	20
Dilution	20
Selling Security Holders	21
Plan of Distribution	21
Offering Period and Expiration Date
Procedures for Subscribing	22
Description of Securities to be Registered	25
Interests of Named Experts and Counsel	26
Information with Respect to Registrant
Business of Registrant
Description of Property	30
Involvement in Legal Proceedings
Governmental Regulation
Market Price and Dividends	30
Management's Discussion and Analysis of Financial Condition and Results of Operations	31
Revenue	33
Operating Expenses	33
Liquidity and Capital Resources	33
Timing Needs for Funding
Dividend Policy
Going Concern
Off Balance Sheet Arrangements	34
Changes or Disagreements with Accountants	40
Quantitative and Qualitative Disclosures about Market Risk	40
Sale of Unregistered Securities
Identification of Directors and Executive Officers	38
Executive Compensation	41
Transactions with Related Persons
Security Ownership of Certain Beneficial Owners and Management	41
Director Independence	44
Legal Proceedings	47
Material Changes	47
Incorporation By Reference	47
Commission’s Position on Indemnification On Securities Act Violations	47
Where You Can Find Additional Information	47
Financial Statements	F-1

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission.  We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus filed with the Securities and Exchange Commission. The Company is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as  may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. These forward-looking statements are based on current information and expectation, and we assume no obligation to update any such forward-looking statements.

CAUTIONARY NOTE REGARDING INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our company, our business, the services we provide and intend to provide, our industry and our general expectations concerning our industry are based on management estimates. Such estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and reflect assumptions made by us based on such data and our knowledge of the industry, which we believe to be reasonable.

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Item 3: Summary Information and Risk Factors.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer and relate to NHMD Holdings, Inc.

Business of Registrant

NHMD Holdings, Inc. is engaged in Bitcoin mining.  The Company currently operates and owns ASIC (application-specific integrated circuit) computers - computers specifically designed for cryptocurrency mining - that are used for Bitcoin Mining. We place these Bitcoin Mining equipment with 3rd party datacenters or farms (often referred as a “Co-Location”) that will power and operate our Bitcoin Mining equipment for a fee. We plan to generate revenues through receiving Bitcoin from our Bitcoin Mining equipment.

Bitcoin Miners engage in a set of prescribed complex mathematical calculations in order to add a block to the blockchain and thereby confirm cryptocurrency transactions included in that block’s data. Miners that are successful in adding a block to the blockchain are automatically awarded a fixed number of Bitcoins for their effort. The Company will only mine Bitcoin.

Our business is located at 15151 Springdale Street Huntington Beach, CA, 92649. Our telephone number is (954) 271-2704. Our E-Mail address is investors@nateshomemade.com. The address of our web site is www.natesfoodco.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this Prospectus.

Nate’s Foods Co. (“we”, “us”, “our”, the "Company" or the "Registrant") was incorporated in the State of Colorado on January 12, 2000. Nate’s Foods Co. is domiciled in the state of Colorado, and its corporate headquarters are located in Huntington Beach, California. The Company selected May 31 as its fiscal year end. In May 2014, the Company changed its name from Capital Resource Alliance to Nate’s Foods Co. In March 2022, the Company changed its name to NHMD Holdings, Inc.

NHMD Holdings, Inc. trades on the OTC Market Pink Sheets under the symbol “NHMD”.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
•	the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and
•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 13 under “Risk Factors” of the effect on our financial statements of such election.

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Going Concern

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 2 to the audited financial statements as of and for the years ended May 31, 2021 and 2020 included herein, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Summary Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with all the other information contained in this prospectus, before making an investment decision to purchase our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our common stock.

•	Our performance and value are subject to risks associated within our current and/or proposed business operations.

•	Our results of operations will be significantly influenced by the economies of the markets in which we operate.

•

Our growth depends on external sources of capital that are outside of our control, which may affect our ability to seize strategic opportunities, satisfy debt obligations and make distributions to our stockholders.

•	Our success depends on key personnel whose continued service is not guaranteed.

•	Certain members of our senior management team have outside business interests that could take their time and attention away from us.

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SUMMARY OF THIS OFFERING

Issuer	NHMD HOLDINGS, INC..

Securities being offered	Up to 2,000,000,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Per Share Price	$0.001

Total shares of Common Stock outstanding before the offering:	553,024,616 shares

Shares of Common Stock being offered by us:	2,000,000,000 shares

Total shares of Common Stock outstanding before the offering:	2,553,024,616 shares

Registration Costs:	We estimate the total cost relating to the registration herein to be approximately $185.40.

Use of Proceeds:	See Item 4. “Use of Proceeds” beginning on page 14.

Risk Factors

See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our Common Stock. Therefore, any investment in our business should be considered extremely risky and is suitable only for those who can afford to lose the entirety of their investment.

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Selected Financial Information

The tables below summarize the unaudited financial statements of NHMD Holdings, Inc. as of and for the periods ending February 28, 2022 and May 31, 2021:

Balance Sheets Summary:

	As of February 28, 2022	As of May 31, 2021

Cash and cash equivalents	$20,807	$615
Total assets	$129,062	$615
Total liabilities	$1,318,975	$1,344,749
Total stockholders’ deficit	$(1,189,913)	$(1,344,134)

Statements of Operations Summary:

	For the Nine Months Ending February 28, 2022	For the Year Ending May 31, 2021

Revenue	$48,397	$1,758
Cost of revenue	130,871	$456
Expenses	$52,902	$22,434
Net operating loss	$(135,376)	$(21,132)
Other income (expense)	$197,597	$1,164,026
Net Income	$62,221	$1,142,894
Net income per share of common stock, basic and diluted	$0.00	$0.00

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RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this registration statement. The statements contained in or incorporated into this registration statement. that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

Summary Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with all the other information contained in this prospectus, before making an investment decision to purchase our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our common stock.

•	Our performance and value are subject to risks associated with change in bitcoin price and increase in bitcoin mining difficulty.

•	Our results of operations will be significantly influenced by the economies of the markets in which we operate.

•

Our growth depends on external sources of capital that are outside of our control, which may affect our ability to seize strategic opportunities, satisfy debt obligations and make distributions to our stockholders.

•	Our success depends on key personnel whose continued service is not guaranteed.

•	Certain members of our senior management team have outside business interests that could take their time and attention away from us.

RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this Offering Circular. The statements contained in this Offering Circular that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to Our Business and Industry

We have a limited operating history with respect to our new line of business. Such limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

We have limited experience and a limited operating history as a company seeking to engage in Bitcoin Mining in which to assess our future prospects as a company, as we only started this new line of business in August 2021 when we expanded to include the new line of business related to Bitcoin Mining. With respect to our Bitcoin Mining operations, we are a new entrant into an industry with many experienced participants with significantly greater experience and resources than us. There is no guarantee we will be successful in generating revenues from our Bitcoin operations, which could significantly harm our operating results, and our viability as a Company. Our limited operating history may not provide a meaningful basis for investors to evaluate our business, financial performance, and prospects with respect to either line of our business.

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Our management has concluded that there is a substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report.

The Company has incurred operating losses since our inception. In addition, current liabilities exceeded current assets. There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations. Due to uncertainties related to these matters, a substantial doubt about the ability of the Company to continue as a going concern is raised. The accompanying audited financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

We may fail to successfully execute our business plan.

Our shareholders may lose their entire investment if we fail to execute our business plan. Our prospects must be considered in light of the following risks and uncertainties, including but not limited to, competition, the erosion of ongoing revenue streams, the ability to retain experienced personnel and general economic conditions. We cannot guarantee that we will be successful in executing our business plan. If we fail to successfully execute our business plan, we may be forced to cease operations, in which case our shareholders may lose their entire investment.

We are reliant on the efforts of our executive officers, Nate Steck and Marc Kassoff

We rely on our officers and directors, Nate Steck and Marc Kassoff, and will need additional key personnel to grow our business, and the loss of key personnel or inability to hire key personnel could harm our business. We believe our success has depended, and continues to depend, on the efforts and talents to build relationship with bitcoin mining equipment and hosting vendors of our Chief Executive Officer, Nate Steck.,

The ability of officers and directors to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

Voting control of the Company is held by Nate Steck and Marc Kassoff, our officers and directors, who own approximately 80% of the voting power of the Company because they currently own 99.9% of the shares of Series A Preferred Stock, which carries 1,000 votes per share, giving them voting control of the Company. Because of this voting control, they will be in a position to significantly influence membership of our board of directors, as well as all other matters requiring stockholder approval. The interests of our officers and directors may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other officers and directors and other business decisions. The minority stockholders will have no way of overriding decisions made by our officers and directors.

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The current outbreak of the coronavirus may have a negative effect on our ability to conduct our business and operations and may also cause an overall decline in the economy as a whole and could materially harm our Company.

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict our ability to conduct our business operations. The coronavirus may also cause a decrease in spending on the types of products that we plan to offer, as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from the sales of our products. The continued coronavirus outbreak may also restrict our ability to raise funding when needed and may also cause an overall decline in the economy as a whole. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

The Company has borrowed funds from our Officer and Director, Marc Kassoff.

The Company has borrowed $388,687 from our officer/director, Marc Kassoff.  The note payable is not evidenced by a written note, is unsecured and bears 10% interest and is due upon demand.  Any demand by Mr. Kassoff to repay these loans immediately could have a material adverse effect on our business, results of operations or financial condition.

Risks Related to our Bitcoin Mining Business

Currently, there is relatively limited use of Bitcoin in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect our results of operations.

Bitcoin has only recently become accepted as a means of payment for goods and services by certain major retail and commercial outlets and use of Bitcoin by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of Bitcoin demand is generated by speculators and investors seeking to profit from the short- or long-term holding of Bitcoin. Many industry commentators believe that Bitcoin’s best use case is as a store of wealth, rather than as a currency for transactions, and that other cryptocurrencies having better scalability and faster settlement times will better serve as currency. This could limit Bitcoin’s acceptance as transactional currency. A lack of expansion by Bitcoin into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the Bitcoin Index Price, either of which could adversely affect our results of operations.

If regulatory changes or interpretations require the regulation of Bitcoins under the Securities Act and Investment Company Act by the SEC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoins are treated for classification and clearing purposes. In particular, Bitcoins may not be excluded from the definition of “security” by SEC rulemaking or interpretation. As of the date of this Offering Circular, we are not aware of any rules or interpretations that have been proposed to regulate Bitcoins as securities. We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoins under the law. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our Bitcoin Mining operations. Any such action may adversely affect an investment in us.

To the extent that Bitcoins are deemed by the SEC to fall within the definition of a security, we may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of our Company as an investment company. Additionally, one or more states may conclude Bitcoins are a security under state securities laws which would require registration under state laws including merit review laws which would adversely impact us since we would likely not comply. Such additional registrations may result in extraordinary, non-recurring expenses of our Company, thereby materially and adversely impacting an investment in our Company. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease all or certain parts of our Bitcoin Mining operations. Any such action may adversely affect an investment in us.

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We may not be able to respond quickly enough to changes in technology and technological risks, and to develop our intellectual property into commercially viable products.

Changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of our planned products obsolete or less attractive. Our mining equipment may become obsolete, and our ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in our ability to remain competitive. We cannot provide assurance that we will be able to achieve the technological advances that may be necessary for us to remain competitive or that certain of our products will not become obsolete.

We are increasingly dependent on information technology systems and infrastructure (cyber security).

Our operations are potentially vulnerable to breakdown or other interruption by fire, power loss, system malfunction, unauthorized access and other events such as computer hackings, cyber-attacks, computer viruses, worms or other destructive or disruptive software. Likewise, data privacy breaches by persons with permitted access to our systems may pose a risk that sensitive data may be exposed to unauthorized persons or to the public. It is critical that our systems provide a continued and uninterrupted performance for our business to generate revenues. There can be no assurance that our efforts will prevent significant breakdowns, breaches in our systems or other cyber incidents that could have a material adverse effect upon our business, operations or financial condition of the Company.

If we are unable to attract, train and retain technical and financial personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain key management, technical, regulatory and financial personnel. Recruiting and retaining capable personnel with experience in Bitcoin mining is vital to our success. There is substantial competition for qualified personnel, and competition is likely to increase. We cannot assure you we will be able to attract or retain the technical and financial personnel we require. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

The SEC is continuing its probes into public companies that appear to incorporate and seek to capitalize on the blockchain technology, and may increase those efforts with novel regulatory regimes and determine to issue additional regulations applicable to the conduct of our business or broadening disclosures in our filings under the Securities Exchange Act Of 1934.

As the SEC stated previously, it is continuing to scrutinize and commence enforcement actions against companies, advisors and investors involved in the offering of cryptocurrencies and related activities. At least one Federal Court has held that cryptocurrencies are “securities” for certain purposes under the Federal Securities Laws.

According to a recent report published by Lex Machina, securities litigation in general and those that are related to blockchain, cryptocurrency or Bitcoin specifically, showed a marked increase during the first two quarters of 2018 as compared to 2017. The total number of securities cases that referenced “blockchain,” “cryptocurrency” or “Bitcoin” in the pleadings tripled in the first half of 2018 alone compared to 2017.On the same day, the SEC announced its first charge against unregistered broker-dealers for selling digital tokens after the SEC issued The DAO Report in 2017. The SEC charged TokenLot LLC (TokenLot), a self-described “ICO Superstore”, and its owners, Lenny Kugel and Eli L. Lewitt, with failing to register as broker-dealers. On November 16, 2018 the SEC settled with two cryptocurrency startups, and reportedly has more than 100 investigations into cryptocurrency related ventures, according to a codirector of the SEC’s enforcement. As the regulatory and legal environment evolves, the Company may in its mining activities become subject to new laws, and further regulation by the SEC and other federal and state agencies.

Recently, the SEC on February 11, 2020, filed charges against an Ohio-based businessman who allegedly orchestrated a digital asset scheme that defrauded approximately 150 investors, including many physicians. The agency alleges that Michael W. Ackerman, along with two business partners, raised at least $33 million by claiming to investors that he had developed a proprietary algorithm that allowed him to generate extraordinary profits while trading in cryptocurrencies. The SEC’s complaint alleges that Ackerman misled investors about the performance of his digital currency trading, his use of investor funds, and the safety of investor funds in the Q3 trading account. The complaint further alleges that Ackerman doctored computer screenshots taken of Q3’s trading account. In reality, as alleged, at no time did Q3’s trading account hold more than $6 million and Ackerman was personally enriching himself by using $7.5 million of investor funds to purchase and renovate a house, purchase high end jewelry, multiple cars, and pay for personal security services.

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In another recent action filed on March 16, 2020, the SEC obtained an asset freeze and other emergency relief to halt an ongoing securities fraud perpetrated by a former state senator and two others who bilked investors in and outside the U.S. and obtained an asset freeze and other emergency relief to halt an ongoing securities fraud perpetrated by a former state senator and two others who bilked investors in and outside the U.S. The SEC’s complaint alleges that Florida residents Robert Dunlap and Nicole Bowdler worked with former Washington state senator David Schmidt to market and sell a purported digital asset called the “Meta 1 Coin” in an unregistered securities offering, conducted through the Meta 1 Coin Trust. The complaint alleges that the defendants made numerous false and misleading statements to potential and actual investors, including claims that the Meta 1 Coin was backed by a $1 billion art collection or $2 billion of gold, and that an accounting firm was auditing the gold assets. The defendants also allegedly told investors that the Meta 1 Coin was risk-free, would never lose value and could return up to 224,923%. According to the complaint, the defendants never distributed the Meta 1 Coins and instead used investor funds to pay personal expenses and for other personal purposes.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide digital currency-related services or that accept digital currencies as payment, including financial institutions of investors in our securities.

A number of companies that provide Bitcoin and/or other digital currency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with digital currencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to digital currencies has been particularly harsh. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide Bitcoin and/or derivatives on other digital currency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of digital currencies as a payment system and harming public perception of digital currencies, and could decrease their usefulness and harm their public perception in the future.

It may be illegal now, or in the future, to acquire, own, hold, sell or use Bitcoin, Ethereum, or other cryptocurrencies, participate in the blockchain or utilize similar digital assets in one or more countries, the ruling of which could adversely affect the company.

Although currently Bitcoin, Ethereum, and other cryptocurrencies, the Blockchain and digital assets generally are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these digital assets or to exchange for fiat currency. Such restrictions may adversely affect the Company. Such circumstances could have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this business opportunity at all, which could have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors.

If regulatory changes or interpretations require the regulation of Bitcoin or other digital assets under the securities laws of the United States or elsewhere, including the Securities Act of 1933, the Securities Exchange Act of 1934 (the “Exchange Act”) and the Investment Company Act of 1940 or similar laws of other jurisdictions and interpretations by the SEC, the Commodity Futures Trading Commission (the “CFTC”), the Internal Revenue Service (“IRS”), Department of Treasury or other agencies or authorities, the Company may be required to register and comply with such regulations, including at a state or local level. To the extent that the Company decides to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to the Company. The Company may also decide to cease certain operations. Any disruption of the Company’s operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Company.

Our digital currencies may be subject to loss, theft or restriction on access.

There is a risk that some or all of our digital currencies could be lost or stolen. Digital currencies are stored in digital currency sites commonly referred to as “wallets” by holders of digital currencies which may be accessed to exchange a holder’s digital currency assets. Hackers or malicious actors may launch attacks to steal, compromise or secure digital currencies, such as by attacking the digital currency network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our digital currency holdings or the holdings of others held in those compromised wallets. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets.

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Incorrect or fraudulent digital currency transactions may be irreversible.

Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a digital currency or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our digital currency rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Further, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen digital currency. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations of and potentially the value of any Bitcoin or other digital currencies we mine or otherwise acquire or hold for our own account.

We are subject to risks associated with our need for significant electrical power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.

The operation of a Bitcoin or other digital currency mine can require massive amounts of electrical power. Our mining operations can only be successful and ultimately profitable if the costs, including electrical power costs, associated with mining a Bitcoin are lower than the price of a Bitcoin. As a result, any mine we establish can only be successful if we can obtain sufficient electrical power for that mine on a cost-effective basis with a reliable supplier, and our establishment of new mines requires us to find locations where that is the case. There may be significant competition for suitable mine locations, and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision or electricity to mining operations. If we are unable to receive adequate power supply and are forced to reduce our operations due to the availability or cost of electrical power, our business would experience materially negative impacts.

Because we don’t expect to initially host our own Bitcoin Mining equipment, our business is dependent on 3rd parties maintaining the equipment and providing adequate service. Any disruptions in service from these 3rd parties could negatively impact our business.

We do not expect to initially host our Bitcoin Mining equipment.  We plan to use 3rd parties to host, maintain, and service the equipment on our behalf.  If these 3rd parties cease operations or have other disruptions to the services, we have engaged them to provide, our Bitcoin Mining operations may be halted without any recourse available by the Company. Such a result could harm the value of your investment in the Company.

We do not anticipate having a predictable stream of revenue from Bitcoin Mining operations, and the variability of our revenues from Bitcoin Mining may result in cash shortfalls, which would in turn have a material adverse effect on us.

We cannot predict with any certainty the future performance that will be realized on our Bitcoin Mining activities. If we are unable to achieve a sufficient level of revenues during our operating period, or if our operating expenses are significantly higher than we expect, we may experience cash shortfalls. If we experience a cash shortfall, we may be forced to cease operations. We have no commitments for future debt or equity financing and we cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Any equity financing could dilute ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters, which could materially and adversely affect our business, financial condition and results of operations. If we were unable to obtain financing as needed, we could cease to be a going concern.

Since there has been limited precedence set for financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions (i.e. receiving or selling Bitcoin) or assets. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation.

In the Internal Revenue Service’s (“IRS”) release titled, “Notice 2014-21”, they stated “For federal tax purposes, virtual currency is treated as property. General tax principles applicable to property transactions apply to transactions using virtual currency.”

Additionally, in the same notice, the following question was asked: “Q-8: Does a taxpayer who “mines” virtual currency (for example, uses computer resources to validate Bitcoin transactions and maintain the public Bitcoin transaction ledger) realize gross income upon receipt of the virtual currency resulting from those activities?” The IRS responded with: A-8: Yes, when a taxpayer successfully “mines” virtual currency, the fair market value of the virtual currency as of the date of receipt is includible in gross income. See Publication 525, Taxable and Nontaxable Income, for more information on taxable income.”

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The following are important guidelines that the IRS has put in place in regard to accounting for digital assets:

•	Cryptocurrency is NOT treated as currency to determine losses or gains under tax laws.
•	Taxpayers MUST include the fair market value of the virtual currency as taxable income when it is used to pay for goods or services.
•	The fair market value is determined as of the date acquired; basically, it is (virtually) exchanged for U.S. dollars for tax purposes.
•	A taxpayer can have a virtual loss or gain.

After reviewing the relevant guidance released by the IRS through notices and publications as seen above, we plan to account for our digital assets as follows; We are paid cryptocurrency once a day from the blockchain. After taking the fair market value of that cryptocurrency payment, it will be recorded as gross income. Once we transfer that cryptocurrency payment to an exchange like Coinbase to “Convert” it to fiat currency, i.e. US dollars, then the ordinary income rate applies to any gain or loss from the conversion if it is different than the fair market value recorded on the date we received the payment.

As an example:

We are paid 1 (one) Bitcoin on March 29, 2021 at which time Bitcoin has a price of $58,000. We will record the fair market value as of March 29, 2021 as gross income, in this case $58,000. We then transfer this one Bitcoin to Coinbase to convert it to US Currency on April 1, 2021. On April1, 2021, at the time we convert the Bitcoin into US Currency, the price of Bitcoin is $59,000. Since we recorded a fair market value on March 29, 2021of $58,000 as gross income, the balance, which in this case is $1,000, will be recorded at the ordinary income rate if sold within one year from the time we received it, or at the Capital Gains rate if it has been over a year since we received it.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of Bitcoins as property for tax purposes (in the context of when such Bitcoins are held as an investment), such determination could have a negative tax consequence on our Company or our shareholders.

Current IRS guidance indicates that digital assets such as Bitcoins should be treated and taxed as property, and that transactions involving the payment of Bitcoins for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a Bitcoin passes from one person to another, usually by means of Bitcoin transactions (including off-blockchain transactions), it preserves the right to apply capital gains treatment to those transactions which may have adversely affect an investment in our Company.

Foreign jurisdictions may also elect to treat digital assets such as Bitcoins differently for tax purposes than the IRS.  To the extent that a foreign jurisdiction with a significant share of the market of Bitcoin users imposes onerous tax burdens on Bitcoin users, or imposes sales or value added tax on purchases and sales of Bitcoins for fiat currency, such actions could result in decreased demand for Bitcoins in such jurisdiction, which could impact the price of Bitcoins and negatively impact an investment in our Company.

In addition, we cannot provide any assurance that such federal and state enforcement policies may deviate from the current policies in effect or in the future which could negatively impact an investment in our Company. See the “Risk Factors” and “Description of Business - Government Regulation” sections of this Offering Circular for more information.

Risks Related to Our Common Stock and this Offering

Investment in our Common Stock is speculative.

The Shares being sold in this offering are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in our Shares. Before purchasing any of our Shares, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our Common Stock could decline and you may lose all or part of your investment.

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There is no current liquid market for the shares of our Common Stock. We may not continue to satisfy the requirements for quotation on the Pink Tier of OTC Markets and, even if we do, an active market for our Common Stock may not develop.

Our Common Stock is quoted on the OTC Pink Current Tier of OTC Markets under the symbol, “NHMD.” On May 6, the last reported sale price of our Common Stock on the OTC Pink was $0.0018 per share. Under Regulation A, shares of Common Stock that we sell to non-affiliates of the Company in this Offering are freely tradeable and not restricted. Any securities purchased in this Offering by affiliates of the Company are considered control securities. Nonetheless, even though our Common Stock shares are quoted, that does not mean that there is or will be a liquid market for our Common Stock. Whether or not we’re quoted on a market, or listed on an exchange, investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral, or be able to hold the stock in a traditional brokerage account. Without a liquid market for our Common Stock, it may be impossible for shareholders to be able to value their stock, reducing or eliminating the value of the stock as an incentive. Even if we continue to satisfy the requirements of the OTC Markets Pink Tier, it is not a stock exchange. As a result, there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock than there would be if our shares were listed on a stock exchange, which may lead to lower trading prices for our Common Stock.

Our Common Stock price may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for early-stage companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our stock, if a trading market for our stock ever develops. If our shareholders sell substantial amounts of their stock in the public market, the price of our stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

The market price of our stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•	variations in our quarterly operating results,
•	changes in general economic conditions,
•	changes in market valuations of similar companies,
•	announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures, or capital commitments,
•	poor reviews, and
•	the addition or loss of key managerial and collaborative personnel.

The market price for our Common Stock is particularly volatile which could lead to wide fluctuations in our share price. You may be unable to sell your Common Stock shares at or above your purchase price, or at all, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock shares will be at any time, or if our Common Stock shares will be able to continue to trade, or as to what effect the sale of shares or the availability of Common Stock shares for sale at any time will have on the prevailing market price.

The sale and issuance of additional shares of our Common Stock could cause dilution as well as the value of our Common Stock to decline.

Investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. Our Amended and Restated Articles of Incorporation, as amended, authorizes the Company to issue up to 6,500,000,000 shares are Common Stock. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our Common Stock. If we do sell or issue more Common Stock, any investors’ investment in the Company will be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company’s Common Stock could seriously decline in value.

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Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares. The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks, and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person, and
•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

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Our Subscription Agreement to be used in this Offering contains an indemnification provision.

Section 5 of the Subscription Agreement, a form of which is filed as Exhibit 4.1 hereto, contains an indemnification provision, which requires the subscriber to agree that the subscriber agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of the subscriber in the Subscription Agreement or the breach of any warranty or covenant in the Subscription Agreement by the subscriber. Notwithstanding the foregoing, no representation, warranty, covenant or acknowledgment made by a subscriber in the Subscription Agreement, shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

There is a risk the Offering will not close.

There are numerous possible scenarios pursuant to which this Offering may be abandoned prior to any closing, including a material adverse change or event in the capital markets, which could make it impracticable to consummate the Offering. The emergence of material litigation regarding the Company, the outbreak of war or hostilities, or the Company’s determination that the Offering should be delayed, suspended, or abandoned, due to these or other unforeseeable events.

Summary

We believe it is important to communicate our expectations to investors.  There may be events in the future, however, that we are unable to predict accurately or over which we have no control.  The risk factors listed on the previous pages as well as any cautionary language in this registration statement, provides all known material risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.  The occurrence of the events our business described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operation, prospects, financial condition and stock price.

Item 4: Use of Proceeds.

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.001. There is no assurance that we will raise the full $2,000,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company’s Plan of Operation.

Please see the table below for a summary of our intended use of the proceeds from this Offering:

If 2,000,000,000 shares (100%) are sold:

Planned Actions	Estimated Cost to Complete
Bitcoin Mining Equipment	$1,422,500
General operating capital (including costs of offering of $9,500)	$577,500
TOTAL	$2,000,000

If 1,500,000,000 shares (75%) are sold:

Planned Actions	Estimated Cost to Complete
Bitcoin Mining Equipment	$1,066,875
General operating capital (including costs of offering of $9,500)	$433,125
TOTAL	$1,500,000

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If 1,000,000,000 shares (50%) are sold:

Planned Actions	Estimated Cost to Complete
Bitcoin Mining Equipment	$711,250
General operating capital (including costs of offering of $9,500)	$288,750
TOTAL	$1,000,000

If 500,000,000 shares (25%) are sold:

Planned Actions	Estimated Cost to Complete
Bitcoin Mining Equipment	$355,625
General operating capital (including costs of offering of $9,500)	$144,375
TOTAL	$500,000

Because this Offering is a “best efforts” offering, we may close this Offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this Offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

Item 5: Determination of Offering Price.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

Item 6: Dilution.

We intend to sell 2,000,000,000 shares of our Common Stock. We were initially capitalized by the sale of our Common Stock. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 2,000,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	553,024,616	21.66%	$11,000	0.55%	$0.0002
Purchasers of Shares	2,000,000,000	78.34%	$2,000,000	99.45%	$0.001
Total	2,553,024,616	100%	$2,011,000	100%	$0.0287

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of April 25,2022.   Totals may vary due to rounding.

The term ’dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold at the maximum price of $0.0001per share, the Shares offered herein will constitute approximately 57.74% of the total Shares of the Company. The Company anticipates that subsequent to this Offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

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As of the date of this Offering, the net tangible book value of the Company was approximately $(1,218,557) based on 537,774,616 shares of Common Stock issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of approximately $(0.0022) per share of Common Stock on a proforma basis. Net tangible book value per share consists of shareholders’ equity divided by the total number of shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.0003 per share of Common Stock.

Purchasers of our Common Stock in this Offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net tangible book value per share immediately after this Offering.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of the date of this Offering. Totals may vary due to rounding.

	100% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold	10% of offered shares are sold
	100%	50%	25%	10%
Offering Price	$0.001	$0.001	$0.001	$0.001
	per share	per share	per share	per share

Net tangible book value	$-0.0022	$-0.0022	$-0.0022	$-0.0022
	per share	per share	per share	per share

Net tangible book value after giving effect to the offering	$0.0003	$0.00004	$-0.00068	$-0.00135
	per share	per share	per share	per share

Increase in net tangible book value per share attributable to cash payments made by new investors	$0.0025	$0.00206	$0.00152	$0.00085
	per share	per share	per share	per share

Per Share Dilution to New Investors	$0.0007	$0.00114	$0.00168	$0.00235
	per share	per share	per share	per share

 Item 7: Selling Security Holders.

Not applicable

Item 8: Plan of Distribution.

This Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this Offering. Offers and sales of the Shares will be made by our management, and specifically by our Chief Executive Officer, Nate Steck, who will not receive any commissions or other remunerations for his efforts. We reserve the right to engage the services of a registered broker-dealer who will offer, sell and process the subscriptions for the Shares, although we do not presently expect to engage such selling agent. If any broker-dealer or other agent/person is engaged to sell our Shares, we will file a post-qualification amendment to the offering statement of which this Offering Circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons.

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The Company has 553,024,616 shares of its Common Stock issued and outstanding as of the date of this Offering Circular. The Company is offering up to 2,000,000,000 Shares in this Offering. All of the Shares being offered for sale by the Company in this Offering will be sold at a fixed price of $0.001 per share for the duration of the Offering. There is no minimum amount we are required to raise from the Shares being offered hereby. There is no guarantee that we will sell any of the Shares being offered in this Offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to implement our Company’s business plan or pay for the expenses of this Offering, which we estimate to be $9,500. Our Common Stock is quoted on the OTC Pink Current Tier of OTC Markets under the symbol, “NHMD.” On May 6, 2022, the last reported sale price of our Common Stock was $0.0018 per share.

The approximate date of the commencement of the sales of the Shares will be within two calendar days from the date on which the Offering is qualified by the SEC and on a continuous basis thereafter until the maximum number of Shares offered hereby are sold. All funds received in this Offering will not be placed in escrow and will be immediately available to us. All offering expenses will be borne by us and will be paid out of the proceeds of this Offering.

This Offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; (ii) the date that is twelve (12) months from the date that the SEC deems this offering statement qualified, unless extended by our Company for an additional 1 year, or (iii) the date the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the SEC, if the Offering is still ongoing at such time, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. No sales of Shares will be made prior to the qualification of the Offering statement by the SEC.

The Shares in this Offering, may be sold or distributed from time to time by Mr. Steck directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication. The Company will pay all expenses the Offering which we expect to be no more than $9,500, using the proceeds of this Offering.

The Company will not be making offers or sales of the Shares in this Offering to residents of the State of Arizona, Florida, Texas, or North Dakota.

Procedures for Subscribing

After the qualification of this Offering Statement by the SEC, if you decide to subscribe for any Shares in this Offering, you must request a Subscription Agreement from the Company by emailing us at investors@tnatesfoodco.com. You may also request a physical copy of the Subscription Agreement be mailed to you at the address set forth in your email to the Company requesting the Subscription Agreement. The Company will then either email or mail a copy of the Subscription Agreement for your review. If after review, you wish to proceed with an investment in this Offering, you’ll then have to complete the following procedures:

•	Physically execute the Subscription Agreement and then either:

(1)	scan and electronically deliver to us the Subscription Agreement by emailing a signed copy to the Company at investors@natesfoodco.com; or
(2)	mailing a copy of the signed Subscription Agreement to us at 15151 Springdale Street, Huntington Beach, CA 92649;

and,

•	Pay the Purchase Price (as such term is defined in the Subscription Agreement) by either:

(1)	wiring the funds directly to the Company’s designated bank account pursuant to the wire instructions set forth on Exhibit A to the Subscription Agreement; or
(2)	mailing a personal check to the Company payable to “NHMD Holdings, Inc.” or “Nate’s Food Co.” at 15151 Springdale Street, Huntington Beach, CA 92649.

Additionally, purchaser may sell or transfer bitcoin mining to company in of lieu of cash, so long as assets are valued at what the cash purchase price would be and not marked up for the purposes of issuance of stock under the Reg A.

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A form of Subscription Agreement is filed herewith as Exhibit 4.1 and is incorporated by reference herein.

The Shares acquired under the Subscription Agreement shall be issued to you by our transfer agent in book entry form upon acceptance of your Subscription Agreement and confirmation of funds received by the Company.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Minimum and Maximum Investment Amount

The minimum investment amount per subscriber in this Offering is one Share. There is no maximum investment amount per subscriber in this Offering.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. We will offer our Shares on a best efforts basis. As there is no minimum offering amount, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Transfer Agent and Registrar

Our transfer agent is Cleartrust LLC, which is located at 16540 Pointe Village Drive, Suite 205, LUTZ, FL, 33558, with a phone number of 813-235-4490 and an email address of INBOX@CLEARTRUSTTRANSFER.COM.

Book-Entry Records of Shares

Ownership of the Shares will be represented in “book-entry” only form directly in the name of the respective owner of the Shares and shall be recorded by the transfer agent and no physical certificates shall be issued, nor received, by the Company or any other person.

 Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

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The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

 Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; and FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

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Item 9: Description of Securities to be Registered.

(a) Common and Preferred Stock.

Our Amended and Restated Articles of Incorporation, as amended, authorize the Company to issue up to issue 6,550,000,000 shares of common stock at a par value of $0.001.

Common Stock

The Company is authorized to issue 6,500,000,000 shares of common stock at a par value of $0.001. The Company issued 5,250,000 shares of common during the period ending ended November 30, 2021.

As of February 28, 2022 and May 30, 2021, 553,024,616 and 537,774,616 shares of common stock were issued and outstanding, respectively.

Series A Preferred Stock

The Company is authorized to issue 2,000,000 shares of series A Preferred Stock at a par value of $0.0001. The Series A Preferred Stock has voting rights equal to 1,000 votes for each 1 share of common stock owned. The Series A Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series A Preferred Stock.

There were no issuances of the Series A Preferred Stock during the periods ended February 28, 2022 and May 30, 2021. As of February 28, 2022 and May 30, 2021, 1,940,153 shares of series A Preferred Stock were issued and outstanding.

Series B Preferred Stock

The Company is authorized to issue 150,000 shares of Series B Preferred Stock at a par value of $0.0001. The Series B Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series B Preferred Stock. The Series B Preferred Stock converts into common stock at a ratio of 1:1,000. However, the Series B Preferred Stock may not be converted for a period of 12 months from the date of issue.

There were no issuances of the Series B Preferred Stock during the periods ended February 28, 2022 and May 30, 2021. As of February 28, 2022 and May 30, 2021, 150,000 shares of Series B Preferred Stock were issued and outstanding.

Series C Preferred Stock

The Company is authorized to issue 250,000 shares of Series C Preferred Stock at a par value of $1. The Series C Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series C Preferred Stock. The Preferred Stock can be converted to common stock, at a conversion rate of 66 common shares for each preferred stock.

There were no issuances of the Series C Preferred Stock during the periods ended February 28, 2022 and May 30, 2021. As of February 28, 2022 and May 30, 2021, 250,000 shares of Series C Preferred Stock were issued and outstanding.

Series D Convertible Preferred Stock

The Company is authorized to issue 10,000,000 shares of Series D Preferred Stock at a par value of $0.0001. The Series D Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series D Preferred Stock. Beginning January 1, 2017, each holder of shares of Series D Preferred Stock may, at any time and from time to time, convert each of its shares of Series D Preferred Stock into a 15 of fully paid and nonassessable shares of common stock.

There were no issuances of the Series D Preferred Stock during the periods ended February 28, 2022 and May 30, 2021. During the nine months ended February 28, 2022, 350,000 shares of the Series D Preferred Stock was converted to 5,250,000 shares of Common Stock.  As of February 28, 2022 and May 30, 2021, 6,000,000 and 6,350,000 shares of Series D Preferred Stock were issued and outstanding, respectively.

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Series E Preferred

The Company is authorized to issue 15,000,000 shares of series E Preferred Stock at a par value of $0.0001. The Series E Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series E Convertible Preferred Stock. Beginning October 1, 2016, each share of Series E Preferred Stock is convertible into ten (10) shares of common stock. From October 1, 2016 to October 1, 2018, holders of Series E Preferred Stock may at any time convert to shares of common stock, thereafter, the Company may elect to convert any outstanding stock at any time without notice to the shareholders.

There were no issuances of the Series E Preferred Stock during the periods ended February 28, 2022 and May 30, 2021. As of February 28, 2022 and May 30, 2021, 14,989,500 shares of Series E Preferred Stock were issued and outstanding.

Options and Warrants

On September 29, 2015, the Company granted 1,000,000 warrants valued at $29,000 to Vista Capital Investments, LLC, in exchange for interest owed of $12,222, and recognized a loss on debt settlement of $16,778. Warrants were originally exercisable into 1,000,000 shares of common stock, for a period of five years from issuance, at a price of $0.05 per share, with multiple reset provisions when the share price is below $0.05. As a result of these reset features, additional warrants were issued and became exercisable into 92,332,564 shares of common stock at $0.00011 per share. Each warrant was exercisable into one share of common stock.  These warrants were never exercised and expired in 2020.  The Company has no other warrants or options.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 10: Interests of Name Experts and Counsel.

Overview

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular, or having given any opinion with respect to the validity of the securities offered herein or upon other legal matters in connection with this Offering, was employed on a contingency basis or had, or is to receive, in connection with this Offering, a substantial interest, direct or indirect, in the Company, or otherwise is or has been at any time connected to the Company as a promoter, Officer, Director, or employee.

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Organizational History

Nate’s Foods Co. (“we”, “us”, “our”, the "Company" or the "Registrant") was incorporated in the State of Colorado on January 12, 2000. Nate’s Foods Co. is domiciled in the state of Colorado, and its corporate headquarters are located in Huntington Beach, California. The Company selected May 31 as its fiscal year end. In May 2014, the Company changed its name from Capital Resource Alliance to Nate’s Foods Co. In February 2022, the Company changed its name to NHMD Holdings, Inc.

NHMD Holdings, Inc. trades on the OTC Market Pink Sheets under the symbol “NHMD”. On May 6, 2022, the last reported sale price of our Common Stock was $0.0018 per share.

Principal Products and Services

The Company intends to use the proceeds from this offering to launch Bitcoin Mining operations, through which the Company expects to generate revenues. The Company intends to earn revenues from Bitcoin Mining by providing transaction verification services within the digital currency network of Bitcoin. The Company satisfies its performance obligation at the point in time that the Company is awarded a unit of Bitcoin through its participation in the Bitcoin’s network and network participants benefit from the Company’s verification service. In consideration for these services, the Company receives Bitcoin, which is recorded as revenue using the closing U.S. Dollar price of the Bitcoin on the date of receipt.  The Company will only mine Bitcoin.

Bitcoin Mining

A Bitcoin is one type of an intangible digital asset that is issued by, and transmitted through, an open source, math-based protocol platform using cryptographic security (the “Bitcoin Network”). The Bitcoin Network is an online, peer-to-peer user network that hosts the public transaction ledger, known as the “blockchain,” and the source code that comprises the basis for the cryptography and math-based protocols governing the Bitcoin Network. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. Bitcoins can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. Dollar, at rates determined on Bitcoin exchanges or in individual end-user-to-end-user transactions under a barter system.

Bitcoins are “stored” or reflected on the blockchain. The blockchain records the transaction history of all Bitcoins in existence and, through the transparent reporting of transactions, allows the cryptocurrency network to verify the association of each Bitcoin with the digital wallet that owns them. The network and software programs can interpret the blockchain to determine the exact balance, if any, of any digital wallet listed in the blockchain as having taken part in a transaction on the cryptocurrency network.

Mining is the process by which Bitcoins are created resulting in new blocks being added to the blockchain and new Bitcoins being issued to the miners. Miners engage in a set of prescribed complex mathematical calculations in order to add a block to the blockchain and thereby confirm cryptocurrency transactions included in that block’s data. Miners that are successful in adding a block to the blockchain are automatically awarded a fixed number of Bitcoins for their effort. To begin mining, a user can download and run the network mining software, which turns the user’s computer into a node on the network that validates blocks.

All Bitcoin transactions are recorded in blocks added to the blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, a reference to the most recent prior block, and a record of the award of Bitcoins to the miner who added the new block. Each unique block can only be solved and added to the blockchain by one miner; therefore, all individual miners and mining pools on the cryptocurrency network are engaged in a competitive process and are incentivized to increase their computing power to improve their likelihood of solving for new blocks.

The method for creating new Bitcoins is mathematically controlled in a manner so that the supply of Bitcoins grows at a limited rate pursuant to a pre-set schedule. Mining economics have also been much more pressured by the “Difficulty Rate” – a computation used by miners to determine the amount of computing power required to mine Bitcoin. The Difficulty Rate is directly influenced by the total size of the entire Bitcoin network. The Bitcoin network has grown 12-fold in the past year, resulting in a 12-fold increase in difficulty. Meanwhile, demand from miners also drove up hardware and power prices, the largest costs of production. This deliberately controlled rate of Bitcoin creation means that the number of Bitcoins in existence will never exceed 21 million and that Bitcoins cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for Bitcoin issuance) is altered.

Mining pools have developed in which multiple miners act cohesively and combine their processing power to solve blocks. When a pool solves a new block, the participating mining pool members split the resulting reward based on the processing power they each contributed to solve for such block. The mining pool operator provides a service that coordinates the workers. Fees are paid to the mining pool operator to cover the costs of maintaining the pool. The pool uses software that coordinates the pool members’ hashing power, identifies new block rewards, records how much work all the participants are doing, and assigns block rewards in-proportion to the participants’ efforts. While pool fees are not paid directly, pool fees (approximately 2% to 5%) are deducted from amounts we may otherwise earn. Participation in such pools is anticipated to be essential for our mining business.

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Our Current and Planned Bitcoin Mining Operations

We currently have acquired 6 ASIC (application-specific integrated circuit) computers, specifically designed for cryptocurrency mining.  The machines began mining on April 15, 2022.  Additionally, the company leased equipment while it was waiting for our initial 6 machines to be installed.  We expect to purchase additional equipment from Whatsminer or Bitmain – each of which are cryptocurrency mining hardware manufacturers. We will place the equipment with 3rd party datacenters or farms (often referred to as a “Co-Location”) that will host, provide power, and maintain our equipment for a flat rate per Kilowatt of electricity used (typically between $0.045 to $0.08 per kilowatt). We have begun generating revenue from our leased machines.

Our Markets

The value of Bitcoins is determined by the supply and demand of Bitcoins in the Bitcoin exchange market (and in private end-user-to-end-user transactions), as well as the number of merchants that accept them. However, merchant adoption is very low according to a Morgan Stanley note from the summer of 2018 and appears to continue to be low.

As Bitcoin transactions can be broadcast to the Bitcoin Network by any user’s Bitcoin software and Bitcoins can be transferred without the involvement of intermediaries or third parties, there are little or no transaction costs in direct peer-to-peer transactions on the Bitcoin Network. Third party service providers such as crypto currency exchanges and Bitcoin third party payment processing services may charge significant fees for processing transactions and for converting, or facilitating the conversion of, Bitcoins to or from fiat currency.

Under the peer-to-peer framework of the Bitcoin Network, transferors and recipients of Bitcoins are able to determine the value of the Bitcoins transferred by mutual agreement, the most common means of determining the value of a Bitcoin being by surveying one or more Bitcoin exchanges where Bitcoins are publicly bought, sold and traded, i.e., the Bitcoin Exchange Market (“Bitcoin Exchange”).

On each Bitcoin Exchange, Bitcoins are traded with publicly disclosed valuations for each transaction, measured by one or more fiat currencies. Bitcoin Exchanges report publicly on their site the valuation of each transaction and bid and ask prices for the purchase or sale of Bitcoins. Market participants can choose the Bitcoin Exchange on which to buy or sell Bitcoins. To date, the SEC has rejected the proposals for Bitcoin ETF’s, citing that lack of enough transparency in the cryptocurrency markets to be sure that prices are not being manipulated. The Wall Street Journal has recently reported on how bots are manipulating the prices of Bitcoin on the crypto exchanges. However, on November 8, 2018, the SEC announced in an order (the “Order”) that it had settled charges against Zachary Coburn, the founder of the digital token exchange EtherDelta, marking the first time that the SEC has brought an enforcement action against an online digital token platform for operating as an unregistered national securities exchange.

Competition

In cryptocurrency mining, companies, individuals and groups generate units of cryptocurrency through mining. Miners can range from individual enthusiasts to professional mining operations with dedicated data centers, with all of which we compete. Miners may organize themselves in mining pools, with which we would compete. The Company intends to participate in mining pools. At present, the information concerning the activities of these enterprises is not readily available as the vast majority of the participants in this sector do not publish information publicly or the information may be unreliable.

Marketing

Marketing does not factor into our Bitcoin Mining operations.

Distribution

Distribution does not factor into our Bitcoin Mining operations.

Suppliers

The Company intends to purchase ASIC computers from cryptocurrency mining hardware manufacturers such as WhatsMiner or Bitmain. We will look to acquire mining equipment for $100-200 per terahash per second (or “TH/s”). Terahashes are the unit used to measure speed of the mining hardware mining cryptocurrencies, with a TH/s equaling one trillion hash calculations computed in one second. We have not entered into any agreement with these manufacturers or resellers for any hardware.

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The Company intends to engage a Co-Location that will host, provide power, and maintain our equipment for a flat rate per Kilowatt of electricity used (typically between $0.045 to $0.08 per kilowatt). We have not yet identified the Co-Location we intend to engage for such a service, but plan to engage such a Co-Location in the United States once we have raised sufficient funds in this offering to purchase the ASIC computers that will be used for our Bitcoin Mining operations.

Bitcoin Mining equipment varies in TH/s and power consumption.  Due to the large differences between the Bitcoin Mining Equipment options, the Company will make its acquisition determination based on the following calculations in order to efficiently compare the options: (1) Acquisition cost per TH/s and (2) Power cost per TH/s.  We will look to acquire Bitcoin Mining capacity at an acquisition cost of between $100-200 per TH/s and power consumption costs below $1.90 per TH/s per month.  For example, under these calculations 1,000 TH/s would cost the Company up to $100,000-200,000 and cost $1,900 per month to operate, and would currently produce approximately 0.0045635s (based on calculations used from https://alloscomp.com/bitcoin/calculator).

Employees

As of the date of this Offering Circular, Other than our directors and officers, who provide their services to our company and independent consultants, we have no full-time employees.

Intellectual Property

Intellectual property does not factor into our Bitcoin Mining operations.

Government Regulation

Government regulation of blockchain and cryptocurrency is under review with a number of government agencies, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the Federal Trade Commission and the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, and in other countries. State government regulations also may apply to certain activities such as cryptocurrency exchanges (bitlicense, banking and money transmission regulations) and other activities. Other bodies which may have an interest in regulating or investigating companies engaged in the blockchain or cryptocurrency business include the national securities exchanges and the Financial Industry Regulatory Authority. As the regulatory and legal environment evolves, the Company may in its mining activities become subject to new laws, and further regulation by the SEC and other agencies. On November 16, 2018, the SEC issued a Statement on Digital Asset Securities Issuance and Trading, in which it emphasized that market participants must still adhere to the SEC’s well-established and well-functioning federal securities law framework when dealing with technological innovations, regardless of whether the securities are issued in certificated form or using new technologies, such as blockchain.

Blockchain and cryptocurrency regulations are in a nascent state with agencies investigating businesses and their practices, gathering information, and generally trying to understand the risks and uncertainties in order to protect investors in these businesses and in cryptocurrencies generally. Various bills have also been proposed in Congress for adoption related to our business which may be adopted and have an impact on us. The offer and sale of digital assets in initial coin offerings, which is not an activity we expect to pursue, has been a central focus of recent regulatory inquiries. On November 16, 2018 the SEC settled with two cryptocurrency startups, and reportedly has more than 100 investigations into cryptocurrency related ventures, according to a codirector of the SEC’s enforcement division (Wall Street Journal, November 17-18, 2018). An annual report by the SEC shows that digital currency scams are among the agency’s top enforcement priorities. The SEC is focused in particular on Initial Coin Offerings (ICOs), which involve the sale of digital tokens related to blockchain projects. Many such projects have failed to deliver on their promises or turned out to be outright scams. In the past year, the enforcement division has opened dozens of investigations involving ICOs and digital assets, many of which were ongoing at the close of FY 2018, the SEC states in a section of the report titled “ICOs and Digital Assets.”

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may, however, become involved in material legal proceedings in the future.

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Description of Property

Our corporate head office is located at 15151 Springdale Street, Huntington Beach, California 92649. This location is currently provided to us at no cost. We believe that this space is sufficient to meet our present needs.

Market Price and Dividends

Market Information

The Company’s common stock is listed on the OTC Pink under the ticker “NHMD”.

The following table sets forth the high and low sales prices of our common stock as reported by the OTC for the periods indicated.  These prices represent prices between inter-dealer prices, do not include retail markups, markdowns, or commissions, and do not necessarily reflect actual transactions.

	Low	High
Fiscal Year Ending 2022
1st Quarter	$0.0006	0.0087
2nd Quarter	$0.0015	0.0105
3rd Quarter	$0.0017	0.0040

Fiscal Year Ending 2021
1st Quarter	$0.0022	0.0087
2nd Quarter	$0.0025	0.0105
3rd Quarter	$0.0005	0.0025
4th Quarter	$0.0006	0.0023
Fiscal Year Ending 2020	Low	High
1st Quarter	$0.0002	0.0011
2nd Quarter	$0.0005	0.0009
3rd Quarter	$0.0005	0.0025
4th Quarter	$0.0006	0.0023

Holders

There are approximately 20 holders of the Company’s Common Stock.

Securities Authorized for Issuance Under Equity Compensation Plans.

The Company has not authorized a Stock Incentive Plan.

The Company has no outstanding options or warrants authorized under an Equity Compensation Plan.

Transfer Agent

Our transfer agent is Cleartrust LLC, which is located at 16540 Pointe Village Drive, Suite 205, LUTZ, FL, 33558, with a phone number of 813-235-4490 and an email address of INBOX@CLEARTRUSTTRANSFER.COM.

Dividends

We have never declared or paid cash dividends.  We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future.  Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by our directors.

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Penny Stock Regulations and Restrictions on Marketability

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading, (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws, (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price, (d) contains a toll-free telephone number for inquiries on disciplinary actions, (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks, and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock, (b) the compensation of the broker-dealer and its salesperson in the transaction, (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock, and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock.  Therefore, stockholders may have difficulty selling their shares of our common stock.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this Offering Circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Offering Circular. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

Overview

NHMD Holdings, Inc. is engaged in Bitcoin mining.  The Company currently operates and owns ASIC (application-specific integrated circuit) computers - computers specifically designed for cryptocurrency mining - that are used for Bitcoin Mining. We place these Bitcoin Mining equipment with 3rd party datacenters or farms (often referred as a “Co-Location”) that will power and operate our Bitcoin Mining equipment for a fee. We plan to generate revenues through receiving Bitcoin from our Bitcoin Mining equipment.

Bitcoin Miners engage in a set of prescribed complex mathematical calculations in order to add a block to the blockchain and thereby confirm cryptocurrency transactions included in that block’s data. Miners that are successful in adding a block to the blockchain are automatically awarded a fixed number of Bitcoins for their effort. The Company will only mine Bitcoin.

Recent Developments

In March 2022, the Company approved to change its name to NHMD Holdings, Inc.

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Going Concern Matters

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the Company’s continuation as a going concern. The Company has incurred operating losses since its inception. In addition, current liabilities exceeded current assets. Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, a substantial doubt about the ability of the Company to continue as a going concern is raised. The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Results of Operations

The following summary of our results of operations should be read in conjunction with our unaudited financial statements for the nine months ended February 28, 2022 and 2021, which are included herein.

Our operating results for the three and nine months ended February 28, 2022, and 2021, and the changes between those periods for the respective items are summarized as follows

Three Months Ended February 28, 2022, compared to the Three Months Ended February 28, 2021

	Three Months Ended
	February 28,
	2022	2021	Change	%
Revenue	$27,193	$258	$26,935	10,440%
Cost of revenue	86,211	456	85,755	18,806%
Selling, general and administrative	6,937	6,085	852	14%
Operating expenses	(6,937)	(6,085)	(852)	14%

Gain (loss) on change in fair market value of derivative	(141,175)	347,754	(488,929)	(141%)
Interest and discount amortization expense	(42,803)	(5,013)	(37,790)	754%
Impairment loss on digital currency	(3,645)	-	(3,645)	-
Net Income (Loss)	$(253,578)	$336,458	$(590,036)	(175%)

Revenue

Our Company generated $27,193 and $0 revenue from digital currency mining for the three months ended February 28, 2022, and 2021, respectively. The Company commenced the mining of Bitcoin in September 2021.

Cost of Revenue

The cost of digital currency mining revenue was $86,211 and $0 for the three months ended February 28, 2022 and 2021, respectively. Cost of revenue consists of electricity and other co-location hosting fees, which are remitted in Bitcoin and cash payments for equipment leases. Cost of revenues for February 28, 2022 was comprised of $11,031 for electricity, $75,120, for equipment leases and $60 for mining fees.

Operating Expenses

During the three months ended February 28, 2022, we incurred general and administrative expenses of $6,937 compared to $6,085 incurred during the three months ended February 28, 2021. The increase in operating expenses were predominantly from professional and other fees related to our reporting requirements and general administrative expenses.

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Other income (expense)

During the three months ended February 28, 2022, we had a loss on change in fair market value of derivatives of $141,175, interest expense of $42,803 and impairment loss on digital currency of $3,645, compared to a gain on change in fair market value of derivatives of $347,754 and interest expense of $5,013 during the three months ended February 28, 2021.

Nine Months Ended February 28, 2022, compared to the Nine Months Ended February 28, 2021

	Nine Months Ended
	February 28,
	2022	2021	Change	%

Revenue	$48,397	$258	$48,139	18,659%
Cost of revenue	130,871	456	130,415	28,600%
General and administrative	52,902	13,232	39,670	300%
Operating expenses	(52,902)	(13,232)	(39,670)	300%

Gain on change in fair market value of derivative	274,620	1,355,087	(1,080,467)	(80%)
Interest and discount amortization expense	(72,402)	(15,099)	(57,303)	380%
Impairment loss on digital currency	(4,621)	-	(4,621)	-
Net Income	$62,221	$1,326,558	$(1,264,337)	(95%)

Revenue

Our Company generated $48,397 in mining revenue and $0 for the nine months ended February 28, 2022 and 2021, respectively. The Company commenced the mining of Bitcoin in September 2021.

Cost of Revenue

The cost of digital currency mining revenue was $130,871 and $0 for the nine months ended February 28, 2022, and 2021, respectively. Cost of revenue consists of electricity and other co-location hosting fees, which are remitted in Bitcoin and cash payments for equipment leases. Cost of revenues for nine months ended February 28, 2022, were comprised of $15,073 for electricity, $115,738 for equipment leases and $60 for mining fees.

Operating Expenses

During the nine months ended February 28, 2022, we incurred general and administrative expenses of $52,902 compared to $13,232 incurred during the nine months ended February 28, 2021. The increase in operating expenses were predominantly from professional and other fees related to our reporting requirements and general administrative expenses.

Other income (expense)

During the nine months ended February 28, 2022, we had a gain on change in fair market value of derivatives of $274,620, interest expense of $72,402 and impairment loss on digital currency of $4,621, compared to a gain on change in fair market value of derivatives of $1,355,087 and interest expense of $15,099 during the nine months ended February 28, 2021.

Liquidity and Capital Resources

Working Capital

	February 28,	May 31,
	2022	2021	Change	%

Current Assets	$100,418	$615	$99,803	16,228%
Current Liabilities	$1,318,975	$1,344,749	$(25,774)	(2)%
Working Capital Deficiency	$(1,218,557)	$(1,344,134)	$125,577	(9)%

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Cash Flows

	Nine Months Ended
	February 28.
	2022	2021	Change

Cash Flows Used in Operating Activities	$(222,308)	$(4,844)	$(217,464)
Cash Flows Used in Investing Activities	-	-	$-
Cash Flows Provided by Financing Activities	242,500	5,500	$237,000
Net change in Cash During Period	$20,192	$656	$19,536

As of February 28, 2022, our Company had $20,807 in cash. In management’s opinion, our Company’s cash position is insufficient to maintain our operations at the current level for the next 12 months. Any expansion may cause our company to require additional capital until such expansion begins generating revenue. It is anticipated that the raising of additional funds will principally be through the sales of our securities.

As of February 28, 2022, our total current liabilities were $1,318,975 which consisted of $388,687 in notes payable – related parties, $85,921 in accrued interest-related party, $262,920 in derivative liability, $348,648 in accounts payable and accrued liabilities and $232,799 in convertible notes as compared to May 31, 2021, with total current liabilities of $1,344,749 which primarily consisted of $537,540 in derivative liability, $361,075 in notes payable–related parties, $76,281 accrued interest-related party, $333,035 in accounts payable and accrued liabilities and $36,818 in convertible notes.

Operating Activities

Net cash used in operating activities was $222,308 for the nine months ended February 28, 2022, compared with net cash used in operating activities of $4,844 in the same period in 2021.

Investing Activities

Our Company did not have any investing activities during the nine months ended February 28, 2022 and 2021.

Financing Activities

Net Cash provided by financing activities was $242,500 for the nine months ended February 28, 2022, compared with net cash provided by financing activities of $5,500 for the same period in 2021.

During the nine months ended February 28, 2022, net cash provided by financing activities were $240,500 from issuance of notes payable and $2,000 from related party loan compared with $5,500 from related party loan for the same period in 2021.

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Results of Operations - Years Ended May 31, 2021 and 2020

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended May 31, 2021 and 2020, which are included herein.

Our operating results for the years ended May 31, 2021 and 2020 and the changes between those periods for the respective items are summarized as follows:

	Year Ended
	May 31,
	2021	2020	Change
Revenue	$1,758	$-	$1,758
Cost of goods sold	456	-	456
Gross profit	1,302	-	1,302
Operating expenses	22,434	23,245	(811)
Other income (expenses)	1,164,026	(1,286,606)	2,450,632
Net income (loss)	$1,142,894	$(1,309,851)	$2,452,745

Revenue

Our Company generated $1,758 in revenue with a gross profit of $1,302 or 74%, for the year ended May 31, 2021, as compared to $0 revenue with a gross profit of $0, for the year ended May 31, 2020.

Operating expenses

Our operating expenses for the year ended May 31, 2021, were $22,434 compared to $23,245 for the year ended May 31, 2020. The decrease in operating expenses was primarily as a result of a decrease in general and administrative expenses.

Other income (expenses)

During the year ended May 31, 2021, the Company recognized $1,184,178 gain on change in fair value of derivative liabilities, compared to $1,255,026 loss on change in fair value of derivative liabilities during the year ended May 31, 2020. During the years ended May 31, 2021 and 2020, the Company recognized interest expenses of $20,152 and $31,580, respectively.

Liquidity and Financial Condition

Working Capital

	May 31,	May 31,
	2021	2020	Changes
Current Assets	$615	$727	$(112)
Current Liabilities	1,344,749	2,487,755	(1,143,006)
Working Capital Deficiency	$1,344,134	$2,487,028	$(1,142,894)

Cash Flows

	Year Ended
	May 31,
	2021	2020
Net cash used in operating activities	$(4,112)	$(2,059)
Net cash used in investing activities	-	-
Net cash provided by financing activities	4,000	2,500
Net change in cash	$(112)	$441

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The current assets as of May 31, 2021 and 2020 consisted solely of cash of $615 and $727, respectively.

Our total current liabilities as of May 31, 2021 were $1,344,749 as compared to total current liabilities of $2,487,755 as of May 31, 2020. The decrease in current liabilities was primarily due to a decrease in value of derivative liabilities of $1,184,178 offset by an increase in accrued interest of $7,259, accrued interest-related parties of $12,894 and notes payable -related party of $21,019.

Operating Activities

Net cash used in operating activities was $4,112 for the year ended May 31, 2021, compared with net cash used in operating activities of $2,059 for the year ended May 31, 2020.

Investing Activities

During the years ended May 31, 2021 and 2020, our company did not have any investing activities.

Financing Activities

Net cash from financing activities was $4,000 for the year ended May 31, 2021, compared to $2,500 from financing activities for the year ended May 31, 2020, which was due to a decrease in proceeds from notes payable – related parties.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact on our business operations and any associated risks related to these policies are discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations when such policies affect our reported or expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”). We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. The results form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from those estimates under different assumptions and conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require our most difficult, subjective, and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

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The material estimates for our Company are that of derivative liabilities and income tax valuation allowance recorded for deferred tax assets. The estimated sensitivity to change is related to the various variables of the Black-Scholes option pricing model. The specific quantitative variables are included in the notes to the financial statements. The estimated fair value of options is recognized as expense on the straight-line basis over the options’ vesting periods.

Digital Currencies

Digital currencies consist of Bitcoin and are included in intangible assets in the balance sheets. Digital currencies are recorded at cost less impairment. The Company compares the book value of digital currencies held to the prevailing market price at each reporting period. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. Realized gains or losses on the sale of digital currencies are included in other income (expense) in the statements of operations.

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Plan of Operations

The Company has begun its Bitcoin Mining operations. The Company plans to use the proceeds from this Offering to purchase the additional equipment and pay necessary operational costs for its planned Bitcoin Mining operations.

Our specific plan of operations over the next 12-month period from the effective date of this offering is as follows:

Months 0-3:

The Company intends to acquire an additional 1,000 TH/s for its Bitcoin Mining operations.  We believe this will require $162,500 in funds to accomplish.

Months 4-6:

The Company will begin acquiring an additional 5,000 TH/s (for a total of 6,000 TH/s) which we believe will require $800,000 in total proceeds from this offering.

Months 7-9:

The Company will continue acquiring the TH/s (to obtain a total of 10,000 TH/s) which we believe will require $1,037,500 in total proceeds from this offering.

Months 10-12:

The Company will continue seeking acquire up TH/s from proceeds from the offering, and by month 12, expects it will have purchased this amount, assuming the Company raises the maximum offering amount.

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In order to complete our intended plan of operations, we believe $2,000,000 in Offering proceeds will be required. If we raise less than $2,000,000 from the sale of Shares in this Offering, we may be required to reduce the scope of our planned operations, depending on the amount of proceeds received in this Offering and the amount of revenues we are generating from our business, which we believe we will start generating within the next 12 months and may be able to use to help fund our operations.  If we raise less than $2,000,000, we may be delayed in purchasing our initial 1,000 TH/s, and may be further delay our acquisition of 10,000 TH/s, or prevent us from acquiring it altogether. While we believe that there is no minimum amount of proceeds we must receive from this Offering in order to continue our business operations, if we do not raise at least $500,000 in proceeds from this offering, or 25% of the maximum offering amount, will be required to seek additional funding within the next 6 months to implement our plan of operations. We may seek to raise funds from additional offerings of debt or equity securities of the Company, take out a business loan, or we may request additional funds from our officers or directors.

Covid-19 Effects

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict our ability to conduct our business operations, including our Bitcoin Mining operations. The coronavirus may also cause a decrease in spending on the types of products that we plan to offer, as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from the sales of our products. The continued coronavirus outbreak may also restrict our ability to raise funding when needed and may also cause an overall decline in the economy as a whole, which may reduce the value of the Bitcoin we intend to mine. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

Trends Information

Our Company plans to raise funds from this Offering, to use to commence operations, and as of the date of this Offering Circular we have begun mining bitcoin. We have acquired 6 S19ProJ (100TH) that began mining on April 6, 2022 and have leased 1,500 TH that is currently mining.

For our Bitcoin Mining business, the Company intends to capitalize on the growing value of cryptocurrencies – specifically Bitcoin – as well as recent enthusiasm for cryptocurrency mining operations in certain areas which the Company believes provides opportunity.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Emerging Growth Company Status

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act, commonly referred to as the JOBS Act. We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•

not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (we also will not be subject to the auditor attestation requirements of Section 404(b) as long as we are a “smaller reporting company,” which includes issuers that had a public float of less than $ 75 million as of the last business day of their most recently completed second fiscal quarter);

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. In other words, an “emerging growth company” can delay the adoption of such accounting standards until those standards would otherwise apply to private companies until the first to occur of the date the subject company (i) is no longer an “emerging growth company” or (ii) affirmatively and irrevocably opts out of the extended transition period provided in Securities Act Section 7(a) (2) (B). The Company has elected to take advantage of this extended transition period and, as a result, our financial statements may not be comparable to the financial statements of other public companies. Accordingly, until the date that we are no longer an “emerging growth company” or affirmatively and irrevocably opt out of the exemption provided by Securities Act Section 7(a) (2) (B), upon the issuance of a new or revised accounting standard that applies to your financial statements and has a different effective date for public and private companies, clarify that we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Change in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Quantitative and Qualitative Disclosures About Market Risk

Registrant is a smaller reporting company and is not required to provide this information

Identification of Directors and Executive Officers.

Name	Position Held with the Company	Age	Date First Elected or Appointed
Nate Steck	President, Chief Executive Officer and Director	51	May 12, 2014
Marc Kassoff	Vice-President, Chief Financial Officer and Director	74	May 12, 2014

The foregoing persons are promoters as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Nate Steck – President, Chief Executive Officer and Director

Mr. Steck was elected as our CEO and Director in May 2014.   Mr. Steck is an entrepreneur and trained French Chef and with over 20 years’ experience in Product Development and Food Production. He has developed over 30 successful products from concept to shelf with National distribution for consumer brands and private labels, cumulative sales of 175M. He is the Co-Founder of Batter Blaster, Co-Founder of Elena’s Food Specialties and Founder of Elite foods.

Our company believes that Mr. Steck’s professional background experience gives him the qualifications and skills necessary to serve as a director and officer of our company.

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Marc Kassoff – Vice-President, Chief Financial Officer and Director

Mr. Kassoff was elected as our CFO and Director in May 2014.   Mr. Kassoff is currently the President and CEO of Meyer, Christian and Associates, Inc. a healthcare subrogation firm. This has been his position for the last 20 years. Mr. Kassoff is also on the Board of the Effect and Encompass which serves the South Orange County community as a Drug and Alcohol Recovery Program.

Our company believes that Mr. Kassoff’s professional background experience gives him the qualifications and skills necessary to serve as a director and officer of our company.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months.

Our principal executive and principal financial officers have evaluated the effectiveness of our disclosure controls and procedures, as defined in Rules 13a – 15(e) and 15d – 15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are designed to ensure that information required to be disclosed in our reports under the Exchange Act, is recorded, processed, summarized and reported within the time periods required under the SEC’s rules and forms and that the information is gathered and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure.

Our principal executive officer and principal financial officer evaluated the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) as of the end of the period covered by this report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective as of the end of the period covered by this report.

The reason we believe our disclosure controls and procedures are not effective is because:

1.	No independent directors;
2.	No segregation of duties;
3.	No audit committee; and
4.	Ineffective controls over financial reporting.

As of April 24, 2022, the Company has taken some remediation actions to address these weaknesses in our controls that were identified in 2016.

This S-1 does not include an attestation report of the Company’s independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to Rule 308(b) of Regulation S-K.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

1.	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

2.

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and

3.	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

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Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of our internal control over financial reporting as of April 25, 2022. Based on this assessment, management concluded that the Company did not maintain effective internal controls over financial reporting as a result of the identified material weakness in our internal control over financial reporting described below. In making this assessment, management used the framework set forth in the report entitled Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013), or COSO. The COSO framework summarizes each of the components of a company's internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring.

Identified Material Weaknesses

A material weakness in our internal control over financial reporting is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected.

Management identified the following material weakness during its assessment of internal controls over financial reporting as of April 25, 2022:

Independent Directors:  The Company intends to obtain at least 1 independent directors at its 2023 annual shareholder meeting. The cost associated to the addition of an independent board member will be material in the timing of their election.

segregation of duties/ Ineffective controls over financial reporting: The Company has retained the services of PubCo to assist the Company in its account work and the maintaining of its books and preparation of its financials statement.  PubCo is an unrelated 3rd party to the Company.

No audit committee: The Company does not expect that an Audit Committee will be established.  The cost associated to the addition an audit committee are not deemed necessary since we only have 2 board members.

Written policies and procedures: We need to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions, and prepare, review and submit SEC filings in a timely manner.

Management’s Remediation Initiatives

As our resources allow, we will add financial personnel to our management team.  We plan to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions.  We will also create an audit committee made up of our independent directors.

As of February 28, 2022, the Company has taken some remediation actions to address these weaknesses in our controls; however, others will still need to be addresses even though they were identified.  The Company’s management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties.

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Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Audit and Compensation Committees, Financial Expert

We do not have a standing audit or compensation committee or any committee performing a similar function, although we may form such committees in the future.  Our entire Board of Directors handles the functions that would otherwise be handled by an audit or compensation committee.

Since we do not currently have an audit committee, we have no audit committee financial expert.

Since we do not currently pay any compensation to our officers or directors, we do not have a compensation committee.  If we decide to provide compensation for our officers and directors in the future, our Board of Directors may appoint a committee to exercise its judgment on the determination of salary and other compensation.

Executive Compensation

The Companies’ officers and director have received the annual salary listed below for the services rendered on behalf of the Company:

Name	Capacities in which Compensation was Received	Cash Compensation (1)	Other Compensation	Total Compensation

Nate Steck	Chief Executive Officer and Director	2021: $0 2020: $0	2021: $0 2020: $0	2021: $0 2020: $0

Marc Kassoff	Chief Financial Officer and Director	2021: $0 2020: $0	2021: $0 2020: $0	2021: $0 2020: $0

______________

1

We have not paid any compensation to any of our officers or directors during the time periods specified above. We currently do not have any employment agreements with our officers and directors. We do reimburse our officers and directors for reasonable expenses incurred during the course of their performance and for extraordinary services but no such reimbursements have been paid thus far. Further, we do not compensate our directors for attendance at meetings. We have no long-term incentive plans.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 28, 2022, certain information with respect to the beneficial ownership of our common and preferred shares by each shareholder known by us to be the beneficial owner of more than 5% of our common and preferred shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common and preferred stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common and preferred stock, except as otherwise indicated.

43

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)(2)(3)(4)(5)(6)
Nate Steck	6,974,000 Common Stock / Direct	1.3%
15151 Springdale St,	970,052 Series A Preferred / Direct	50.0%
Huntington Beach, CA 92649	21,292 Series B Preferred / Direct	14.2%
	47,807 Series C Preferred / Direct	19.1%
	1,000,000 Series D Preferred / Direct	16.7%
	1,196,000 Series E Preferred / Direct	8.0%
Marc Kassoff	5,296,000 Common Stock / Direct	1.0%
15151 Springdale St,	970,051 Series A Preferred / Direct	50.0%
Huntington Beach, CA 92649	52,970 Series B Preferred / Direct	35.3%
	47,807 Series C Preferred / Direct	19.1%
	1,000,000 Series D Preferred / Direct	16.7%
	1,196,000 Series E Preferred / Direct	8.0%

Directors and Executive Officers as a Group	12,270,000 Common Stock	2.3%
	1,940,103 Series A Preferred	100%
	74,262 Series B Preferred	49.50%
	95,614 Series C Preferred	38.2%
	2,000,000 Series D Preferred	33.3%
	2,392,000 Series E Preferred	16%

Jeremy Kaplan	20,469 Series B Preferred / Direct	13.6%
15151 Springdale St,	47,806 Series C Preferred / Direct	19.1%
Huntington Beach, CA 92649	1,000,000 Series D Preferred / Direct	16.7%
	1,196,000 Series E Preferred / Direct	8.0%

Timothy Denton	5,000,000 Common Stock / Direct	0.9%
15151 Springdale St,	25 Series A Preferred / Direct	-
Huntington Beach, CA 92649	20,419 Series B Preferred / Direct	13.6%
	47,806 Series C Preferred / Direct	19.1%
	1,000,000 Series D Preferred / Direct	16.7%
	1,196,000 Series E Preferred / Direct	8.0%

____________

*represents an amount less than 1%

44

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February 28, 2022. As of February 28, 2022there were 553,024,616 shares of our company’s common stock issued and outstanding.

(2)

Our company is authorized to issue 2,000,000 shares of Series A Preferred Stock, par value $0.0001. As of February 28, 2022 there were 1,940,153 shares of our company’s Series A Preferred Stock issued and outstanding.

(3)

Our company is authorized to issue 150,000 shares of Series B Preferred Stock, par value $0.0001. As of February 28, 2022 there were 150,000 shares of our company’s Series B Preferred Stock issued and outstanding.

(4)

Our company is authorized to issue 250,000 shares of Series C Preferred Stock, par value $1.00. As of February 28, 2022 there were 250,000 shares of our company’s Series C Preferred Stock issued and outstanding.

(5)

Our company is authorized to issue 10,000,000 shares of Series D Preferred Stock, par value $0.0001. The Series D Preferred Stock is convertible into shares of our common stock. As of February 28, 2022 there were 6,000,000 shares of our company’s Series D Preferred Stock issued and outstanding. Of the Series D Preferred Stock outstanding, 2,000,000 are held by our directors or officers and upon conversion, no other current holder of the Series D Preferred Stock would be a beneficial owner of 5% or more of our common stock.

(6)

Our company is authorized to issue 15,000,000 shares of Series E Preferred Stock, par value $0.0001. As of February 28, 2022, there were 14,989,500 shares of our company’s Series E Preferred Stock issued and outstanding. Of the Series E Preferred Stock outstanding, 2,392,000 are held by our directors and officers. Upon conversion no current holder of the Series E Preferred stock would be a beneficial owner of 5% or more of our common stock.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Related Party Transactions

Voting control of the Company is held by Nate Steck, our Chief Executive Officer, and Marc Kassoff, our Chief Financial Officer, who own collectively approximately 80% of the voting power of the Company because they currently own 99.9% of the shares of Series A Preferred Stock, which carries 1,000 votes per share, giving them voting control of the Company. Because of this voting control, they will be in a position to significantly influence membership of our board of directors, as well as all other matters requiring stockholder approval. The interests of our Chief Executive Officer and Chief Financial Officer may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other officers and directors and other business decisions. The minority stockholders will have no way of overriding decisions made by our officers and directors.

Our Officers and Directors have the ability to control the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

•	Election of the Board of Directors
•	Removal of any Directors
•	Amendments to the Company’s Articles of Incorporation or bylaws;
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Our CEO will thus have control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer.

45

Due to Related Party

The Company has borrowed $388,687 from our officer/director, Marc Kassoff.  The note payable is not evidenced by a written note, is unsecured and bears 10% interest and is due upon demand.  Any demand by Mr. Kassoff to repay these loans immediately could have a material adverse effect on our business, results of operations or financial condition.

Employment Agreements

The Company does not have currently have any employment agreements in place.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transactions.

Conflict of Interest Policies

Our governing instruments do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, we plan that our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. We plan to adopt a policy that discloses personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our directors and subsequently to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Director Independence

The OTC Markets, where our shares of common stock are quoted under the symbol “NHMD” does not have any director independence requirements.  In determining whether our directors are independent, we refer to NASDAQ Stock Market Rule 4200(a)(15).  Based on these widely-accepted criteria, we have determined that none of our directors are independent at this time.

No member of management is or will be required by us to work on a full-time basis.  Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, New York Stock Exchange (NYSE), American Stock Exchange (AMEX), and NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance.  These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market.  Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees.  As a result, these directors have the ability, among other things, to determine their own level of compensation.  Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required.  However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002.  The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers.  The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

46

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.  We are not aware of any pending or threatened legal proceedings involving the Company.

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, or

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority, barring, suspending or otherwise limiting for more than 60 days his or her involvement in any type of business, securities or banking activities; or

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to the alleged violation of any Federal or State securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, self regulatory organization (as defined by Section 3(a)(26) of the Exchange Act), any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Item 11A: Material Changes.

Not Applicable.

Item 12: Incorporation of Certain Information by Reference.

We are not incorporating certain information by reference.

Item 12A: Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by Colorado law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

47

  NATE’S FOOD CO.

UNAUDITED INTERIM FINANCIAL STATEMENTS

FEBRUARY 28, 2022

F-1

Nate’s Food Co.

Condensed Balance Sheets

(Unaudited)

	February 28,	May 31,
	2022	2021
ASSETS
Current Assets
Cash	$20,807	$615
Prepaid expenses	79,611	-
Total Current Assets	100,418	615

Digital currency	28,644	-

TOTAL ASSETS	$129,062	$615

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$298,814	$298,489
Accrued interest	49,834	34,546
Accrued interest - related party	85,921	76,281
Notes payable - related party	388,687	361,075
Convertible notes, net of discount	232,799	36,818
Derivative liability	262,920	537,540
Total Current liabilities	1,318,975	1,344,749

Total liabilities	$1,318,975	$1,344,749

Stockholders’ Deficit
Series A Preferred Stock, Par Value $0.0001, 2,000,000 shares authorized, 1,940,153 issued and outstanding	194	194
Series B Preferred Stock, Par Value $0.0001, 150,000 shares authorized, 150,000 issued and outstanding	15	15
Series C Preferred Stock, Par Value $1.00, 250,000 shares authorized, 250,000 issued and outstanding	250,000	250,000
Series D Preferred Stock, Par Value $0.0001, 10,000,000 shares authorized, 6,000,000 and 6,350,000 issued and outstanding, respectively	600	635
Series E Preferred Stock, Par Value $0.0001, 15,000,000 shares authorized, 14,989,500 issued and outstanding, respectively	1,499	1,499
Common Stock, Par Value $0.001, 1,500,000,000 shares authorized, 553,024,616 and 537,774,616 issued and outstanding, respectively	553,024	537,774
Additional paid-in capital	2,960,836	2,884,051
Accumulated deficit	(4,956,081)	(5,018,302)
Total stockholders’ deficit	$(1,189,913)	$(1,344,134)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$129,062	$615

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

Nate’s Food Co.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	February 28,		February 28,
	2022	2021	2022	2021
Revenue
Digital currency mining	$27,193	$-	$48,397	$-
Other revenue	-	258	-	258
Cost of revenue	86,211	456	130,871	456
Gross loss	(59,018)	(198)	(82,474)	(198)

Operating Expenses
General and administrative	6,937	6,085	52,902	13,232
Total operating expenses	6,937	6,085	52,902	13,232

Operating Loss	(65,955)	(6,283)	(135,376)	(13,430)

Other Income (Expense)
Gain (loss) on change in fair value of derivative liability	(141,175)	347,754	274,620	1,355,087
Interest expense	(42,803)	(5,013)	(72,402)	(15,099)
Impairment loss on digital currency	(3,645)	-	(4,621)	-
Total other income (expenses)	(187,623)	342,741	197,597	1,339,988

Net Income (Loss)	$(253,578)	$336,458	$62,221	$1,326,558

Net income per common share:
Basic	$(0.00)	$0.00	$0.00	$0.00
Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding:
Basic	545,357,949	537,774,616	541,216,924	537,774,616
Diluted	618,391,270	664,198,747	614,250,245	664,198,747

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

Nate’s Food Co.

Condensed Statements of Changes in Stockholders’ Deficit

(Unaudited)

For the Three and Nine Months Ended February 28, 2022

	Preferred Stock												Common	Additional		Total
	Series A		Series B		Series C		Series D		Series E		Common Stock		Stock	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Capital	deficit	Deficit
Balances May 31, 2021	1,940,153	$194	150,000	$15	250,000	$250,000	6,350,000	$635	14,989,500	$1,499	537,774,616	$537,774	$-	$2,884,051	$(5,018,302)	$(1,344,134)
Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	-	390,364	390,364
Balances August 31, 2021	1,940,153	$194	150,000	$15	250,000	$250,000	6,350,000	$635	14,989,500	$1,499	537,774,616	$537,774	$-	$2,884,051	$(4,627,938)	$(953,770)

Conversion of Series D Preferred Stock	-	-	-	-	-	-	(350,000)	(35)	-	-	5,250,000	5,250	-	(5,215)	-	-
Common stock payable	-	-	-	-	-	-	-	-	-	-	-	-	92,000	-	-	92,000
Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(74,565)	(74,565)
Balances November 30, 2021,	1,940,153	$194	150,000	$15	250,000	$250,000	6,000,000	$600	14,989,500	$1,499	543,024,616	$543,024	$92,000	$2,878,836	$(4,702,503)	$(936,335)

Common stock issued in conjunction with Convertible note	-	-	-	-	-	-	-	-	-	-	10,000,000	10,000	(92,000)	82,000	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(253,578)	(253,578)
Balances February 28, 2022	1,940,153	$194	150,000	$15	250,000	$250,000	6,000,000	$600	14,989,500	$1,499	553,024,616	$553,024	$-	$2,960,836	$(4,956,081)	$(1,189,913)

For the Three and Nine Months Ended February 28, 2021

	Preferred Stock												Additional		Total
	Series A		Series B		Series C		Series D		Series E		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	deficit	Deficit
Balances May 31, 2020,	1,940,153	$194	150,000	$15	250,000	$250,000	6,350,000	$635	14,989,500	$1,499	537,774,616	$537,774	$2,884,051	$(6,161,196)	$(2,487,028)
Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	520,069	520,069
Balances August 31, 2020,	1,940,153	$194	150,000	$15	250,000	$250,000	6,350,000	$635	14,989,500	$1,499	537,774,616	$537,774	$2,884,051	$(5,641,127)	$(1,966,959)

Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	470,031	470,031
Balances November 30, 2020,	1,940,153	$194	150,000	$15	250,000	$250,000	6,350,000	$635	14,989,500	$1,499	537,774,616	$537,774	$2,884,051	$(5,171,096)	$(1,496,928)

Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	336,458	336,458
Balances February 28, 2021,	1,940,153	$194	150,000	$15	250,000	$250,000	6,350,000	$635	14,989,500	$1,499	537,774,616	$537,774	$2,884,051	$(4,834,638)	$(1,160,470)

 The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

Nate’s Food Co.

Condensed Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	February 28,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$62,221	$1,326,558
Adjustments to reconcile net income to net cash used in operating activities:
Gain on change in fair value of derivative liability	(274,620)	(1,355,087)
Amortization of discount on convertible note	47,481	-
Impairment loss on digital currency	4,621
Changes in operating assets and liabilities:
Prepaids	(79,611)	-
Digital currency	(33,265)	-
Accounts payable and accrued liabilities	25,945	8,586
Accrued interest - related party	9,640	9,669
Accrued interest	15,280	5,430
Net cash used in operating activities	(222,308)	(4,844)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	240,500	-
Proceeds from notes payable - related party	2,000	5,500
Net cash provided by financing activities	242,500	5,500

Net change in cash for the period	20,192	656
Cash at beginning of period	615	727
Cash at end of period	$20,807	$1,383

Supplemental Cash Flow Disclosures
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-Cash Investing and Financing Activity:
Reclassification of accounts payable to notes payable - related party	$25,620	$8,586
Common stock on issuance of convertible notes payable	$92,000	$-
Conversion of Series D Preferred Stock	$5,250	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

NATE’S FOOD CO.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

FEBRUARY 28, 2022

 (UNAUDITED)

Note 1 –Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s annual report filed with the SEC on Form 10-K/A, on October 12, 2021. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2021 as reported in Form 10-K, have been omitted.

Use of Estimates

The preparation of financial statements with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on Nate’s Food Co. financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Nate’s Food Co.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term marketable securities purchased with maturity of three months or less to be cash equivalents.

Digital Currencies

We currently account for all digital currencies held as a result of these transactions as indefinite-lived intangible assets in accordance with ASC 350, Intangibles—Goodwill and Other. We have ownership of and control over our digital currencies and we may use third-party custodial services to secure it. The digital currencies are initially recorded at cost and are subsequently remeasured on the balance sheet at cost, net of any impairment losses incurred since acquisition.

F-6

We determine the fair value of our digital currencies on a nonrecurring basis in accordance with ASC 820, Fair Value Measurement, based on quoted prices on the active exchange(s) that we have determined is the principal market for such assets (Level 1 inputs). We perform an analysis each quarter to identify whether events or changes in circumstances, principally decreases in the quoted prices on active exchanges, indicate that it is more likely than not that our digital currencies are impaired. In determining if an impairment has occurred, we consider the lowest market price of one unit of digital currency quoted on the active exchange since acquiring the digital currency. If the then current carrying value of a digital currency exceeds the fair value so determined, an impairment loss has occurred with respect to those digital currencies in the amount equal to the difference between their carrying values and the price determined.

Impairment losses are recognized within other income (expense) on the statements of operations in the period in which the impairment is identified. The impaired digital currencies are written down to their fair value at the time of impairment and this new cost basis will not be adjusted upward for any subsequent increase in fair value. Gains are not recorded until realized upon sale(s), at which point they are presented net of any impairment losses for the same digital assets held within other income (expense). In determining the gain to be recognized upon sale, we calculate the difference between the sales price and carrying value of the digital assets sold immediately prior to sale.

As of February 28, 2022, the market value of digital currencies was lower than the Company’s cost basis by $4,621, which amount is recorded as impairment loss on digital currency.

Fair Value of Financial Instruments

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets, liabilities in active markets.

Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active; or directly or indirectly including inputs in markets that are not considered to be active.

Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement

The following table summarizes fair value measurements by level at February 28, 2022 and May 31, 2021, measured at fair value on a recurring basis:

February 28, 2022	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	-	-	$262,920	$262,920

May 31, 2021	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	-	-	$537,540	$537,540

Earnings per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method for outstanding warrants and options and using the if-converted method for convertible debt and convertible preferred stock. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

F-7

For the nine months ended February 28, 2022 and 2021, respectively, the following warrants, convertible notes and convertible preferred stock were potentially dilutive.

	Nine months ended
	February 28,
	2022	2021
	(Shares)	(Shares)
Convertible notes payable	73,033,321	126,424,131
Series B convertible preferred stock	150,000,000	150,000,000
Series C convertible preferred stock	16,500,000	16,500,000
Series D convertible preferred stock	90,000,000	95,250,000
Series E convertible preferred stock	149,895,000	149,895,000
	479,428,321	538,069,131

The following represents a reconciliation of the numerators and denominators of the basic and diluted earnings per share computation for the nine months ended February 28, 2022:

	Net Income (Loss)	Shares	Per Share
	(Numerator)	(Denominator)	Amount
Basic EPS	$62,221	541,216,924	$0.00
Effect of dilutive securities:
Convertible notes payable	(274,620)	73,033,321	(0.00)
Preferred stock	-	-	-
Diluted EPS	$(212,399)	614,250,245	$(0.00)

Potential dilution from the convertible preferred stock was not included in the calculation of the dilutive earnings per share calculation for the nine months ended February 28, 2022, as the effect is anti-dilutive.

The following represents a reconciliation of the numerators and denominators of the basic and diluted earnings per share computation for the nine months ended February 28, 2021:

	Net Income (Loss)	Shares	Per Share
	(Numerator)	(Denominator)	Amount
Basic EPS	$1,326,558	537,774,616	$0.00
Effect of dilutive securities:
Convertible notes payable	(1,355,087)	126,424,131	(0.01)
Preferred stock	-	-	-
Diluted EPS	$(28,529)	664,198,747	$(0.00)

Potential dilution from the warrants and convertible preferred stock was not included in the calculation of the dilutive earnings per share calculation for the nine months ended February 28, 2021, as the effect is anti-dilutive.

Lease

The Company leases bitcoin equipment (Note 3), for the mining of Bitcoin.

In accordance with ASC 842, “Leases”, we determine if an arrangement is a lease at inception.

The equipment lease meets the definition of a short-term lease because the lease term is 12 months or less. Consequently, consistent with Company’s accounting policy election, the Company does not recognize the right-of-use asset and the lease liability arising from this lease.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

F-8

Our revenues currently consist of cryptocurrency mining revenues. The Company earns its cryptocurrency mining revenues by providing transaction verification services within the digital currency networks of cryptocurrencies, for Bitcoin. The Company satisfies its performance obligation at the point in time that the Company is awarded a unit of digital currency through its participation in the applicable network and network participants benefit from the Company’s verification service. In consideration for these services, the Company receives Bitcoin, net of applicable network fees, which are recorded as revenue using the closing U.S. dollar price of Bitcoin on the date of receipt. Expenses associated with running the cryptocurrency mining operations, which are currently utilities, equipment lease and monitoring services are recorded as cost of revenues.

There is currently no specific definitive guidance in GAAP or alternative accounting frameworks for the accounting for the production and mining of digital currencies and management has exercised significant judgment in determining appropriate accounting treatment for the recognition of revenue for mining of digital currencies. Management has examined various factors surrounding the substance of the Company’s operations and the guidance in ASC 606, including identifying the transaction price, when performance obligations are satisfied, and collectability is reasonably assured being the completion and addition of a block to a blockchain and the award of a unit of digital currency to the Company. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies which could result in a change in the Company’s financial statements.

Recently Issued Accounting Pronouncements

The Company has determined that there are no applicable recently issued accounting pronouncements that are expected to have a material impact on these financial statements.

Note 2 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has negative working capital, recurring losses, and does not have an established source of revenues sufficient to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the succeeding paragraphs and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with operations and business developments. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds such as shareholder loans and advances to finance its operations and growth. Management may raise additional capital by retaining net earnings or through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

F-9

 Note 3 – Prepaid Expenses

On September 30, 2021 and October 22, 2021, the Company entered into two agreements to lease Bitcoin equipment for a term of 270 days and 200 days, respectively. During the nine months ended February 28, 2022, the Company paid $192,600 and recognized $115,739 lease expenses and $76,861 prepaid expenses for the leased equipment and $2,750 in prepaid trades expense.

As of February 28, 2022, and May 31, 2021, prepaid expenses were $79,611 and $0, respectively.

Note 4 – Related Party Transactions

Notes Payable – Related Party

As at February 28, 2022 and May 31, 2021, the total amount owed to an officer was $388,687 and $361,075, respectively. Of the February 28, 2022, amount $57,000 of the loan is at 10% interest and was to be repaid by June 28, 2017, and currently is in default, and as at February 28, 2022 and May 31, 2021, accrued interest of $32,342 and $28,079, respectively, in interest has been recorded with respect to this loan. There is no additional interest charged to the note as a result of the default. Additionally, $71,902 of the loan is at 10% interest and due on December 31, 2015, and currently in default and as at February 28, 2022 and May 31, 2021, accrued interest of $53,579 and $48,202, respectively, in interest has been recorded with respect to this loan. There is no additional interest charged to the note as a result of the default. Additionally, $259,785 of the loan includes $181,711 that was reclassified from accounts payable as at February 28, 2022. This amount is at 0% interest and is due on demand.

Note 5 – Convertible Notes

The Company had the following convertible notes payable outstanding as of February 28, 2022, and May 31, 2021:

	February 28,	May 31,
	2022	2021
Convertible note payable -2016	$36,818	$36,818
Convertible note payable -2021	275,000	-
	-	-
Total convertible notes payable	311,818	36,818

Less: debt discount and deferred financing cost	(79,019)	-
Total convertible notes	232,799	36,818

Less: current portion of convertible notes payable	232,799	36,818
Long-term convertible notes payable	$-	$-

On October 13, 2016, the Company received financing from an unrelated party in the amount of $85,500 with $5,000 original issue discount and incurred $8,000 in financing costs. On December 29, 2017, the principal balance along with the related default penalties, accrued and unpaid interest, and the conversion rights were sold to another unrelated party. The original issue discount and financing costs were amortized over the original life of the note using the effective interest method. The $85,500 note bears 10% interest and matured on July 13, 2017. The note is currently in default and bears 18% interest rate while in default on the outstanding balance of $36,818 after $48,682 of conversions in prior years. The holder shall be entitled to convert any portion of the outstanding and unpaid conversion amount into fully paid and non-assessable shares of common stock. The conversion price is the 45% discount to the lowest traded price during the previous 20 trading days to the date of a conversion notice. The Company may redeem the note at rates ranging from 125% to 150% depending on the redemption date. The note derivative is revalued at each period end with gains or losses included in the statement of operations (see note 6 for details). During the nine months ended February 28, 2022, and 2021, the Company recognized interest expense of $4,957 and $5,430, respectively. As of February 28, 2022 and May 31, 2021, the Company had accrued interest of $39,502 and $34,546, respectively.

F-10

On October 14, 2021, the Company received financing from an unrelated party in the amount of $275,000 with $25,000 original issue discount and $9,500 in financing costs, for net proceeds to the Company of $240,500. The original issue discount and financing costs are being amortized over the original life of the note using the effective interest method. The $275,000 bears 10% interest and matures on October 14, 2022.The conversion price is $0.002 per share (Fixed Conversion Price) at any time after 180 days from the issue date, if an event of default, the conversion price shall be $0.001 per share. On October 14, 2021, the Company agreed, in connection with the authorization and issuance of convertible note of $275,000, to issue an additional 10,000,000 shares of common stock in accordance with the securities purchase agreement dated October 14, 2021, to the convertible note holder. The Company determined the fair value of 10,000,000 shares of common stock of $92,000 (according to market price on October 14, 2021) and shall amortize this cost over the life of the convertible note. On February 8, 2022, the Company issued 10,000,000 shares of common stock to note holder.

During the nine months ended February 28, 2022, the Company recognized interest expenses of $10,322 and $47,481 amortization of debt discount. As of February 28, 2022, the Company had accrued interest of $10,322 and unamortized debt discount of $79,019.

Note 6 – Derivative Liability

The Company analyzed the variable discounted conversion options on its convertible note (Note 5) for derivative accounting consideration under ASC 815, “Derivatives and Hedging,” and determined that the embedded conversion option should be classified as a liability due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. The Company accounts for warrants (Note 7) as a derivative liability due to there being no explicit limit to the number of shares to be delivered upon settlement of all conversion options.

The following table summarizes the derivative liabilities included in the balance sheets at February 28, 2022, and May 31, 2021:

Balance - May 31, 2020	$1,721,718

Gain on change in fair value of the derivative	(1,184,178)
Balance - May 31, 2021	$537,540

Gain on change in fair value of the derivative	(274,620)
Balance - February 28, 2022	$262,920

The Company also recorded a gain on change in fair value of the derivative of $274,620 and $1,355,087 during the nine months ended February 28, 2022 and 2021, respectively. The table below shows the Black-Scholes option-pricing model inputs used by the Company to value the derivative liability, as well as the determined value of the option liability at each measurement date:

	February 28,	May 31,
	2022	2021
Expected term	0.62 - 1.00 years	3.14 - 0.08 year
Expected average volatility	249% - 293%	336%
Expected dividend yield	-	-
Risk-free interest rate	0.00%	0.08%

F-11

Note 7 – Equity

During the nine months ended February 28, 2022, 350,000 shares of Series D Preferred Stock were converted into 5,250,000 shares of common stock at a rate of 1 share of Series D Preferred Stock for 15 shares of common stock for total value of $5,250.

As of February 28, 2022 and May 31, 2021, 6,000,000 and 6,350,000 shares of Series D Preferred Stock were issued and outstanding, respectively.

During the nine months ended February 28, 2022, in connection with issuance of $275,000 convertible note (Note 5), the Company issued 10,000,000 shares of common stock valued at $92,000.

As of February 28, 2022 and May 31, 2021, 553,024,616 and 537,774,616 shares of common stock were issued and outstanding, respectively.

Note 8 – Bitcoin intangible assets

The Company mined Bitcoin with a total aggregate value of $48,397. The Company has accounted for these coins as indefinite life intangible assets. The Company recorded the mining of the coins as revenue from digital currency mining in its result of operations, along with cost of sales (electricity and other hosting fees) remitted to the co-location host in Bitcoin, and equipment lease costs. After impairment of $4,621, the Company’s digital currency asset consists of the following at February 28, 2022:

	Three Months Ended	Nine Months Ended
	February 28,	February 28,
Bitcoin Held	2022	2022
Opening balance	$16,186	$-
Additions earned	27,193	48,397
Remittance as cost of sales	(11,091)	(15,132)
Impairment	(3,644)	(4,621)
Ending balance	$28,644	$28,644

Note 9 – Risks and Uncertainties

In early 2020, the World Health Organization declared the rapidly spreading coronavirus disease (COVID-19) outbreak a pandemic. This pandemic has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no retroactive material adverse impacts on the Company’s results of operations and financial position at February 28, 2022 and May 31, 2021. The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A prolonged outbreak could have a material adverse impact on financial results and business operations of the Company in the future. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of the date of issuance of this Quarterly Report on Form 10-Q. These estimates may change, as new events occur and additional information is obtained.

Note 10 – Subsequent Events

Management has evaluated subsequent events through the date these financial statements were issued. Based on our evaluation no material events have occurred that require disclosure.

F-12

NATE’S FOOD CO.

AUDITED FINANCIAL STATEMENTS

May 31, 2021 and 2020

F-13

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Nate’s Food Co.

Huntington Beach, CA

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Nate’s Food Co. (the Company) as of May 31, 2021 and 2020, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has suffered recurring losses since inception, has a working capital deficit, and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern – Disclosure

The financial statements of the Company are prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations. As noted in “Going Concern Consideration” above, the Company has a history of recurring net losses, a significant accumulated deficit and currently has net working capital deficit. At May 31, 2021, the Company had an accumulated deficit of $5,018,302. The Company has contractual obligations such as commitments for repayments of accounts and notes payable and accrued interest (collectively “obligations”). Currently management’s forecasts and related assumptions illustrate their ability to meet the obligations through planned resumption of operations, management of expenditures, obtaining additional loans from related and unrelated parties, and private placements of capital stock for additional funding to meet its operating needs. Should there be constraints on the ability to resume operations and access financing through stock issuances, the Company will continue to manage cash outflows and meet the obligations through related and unrelated party loans.

We identified management’s assessment of the Company’s ability to continue as a going concern as a critical audit matter. Management made judgments to conclude that it is probable that the Company’s plans will be effectively implemented and will provide the necessary cash flows to fund the Company’s obligations as they become due. Specifically, the judgments with the highest degree of impact and subjectivity in determining it is probable that the Company’s plans will be effectively implemented include its ability to resume operations, manage expenditures, its ability to access funding from the capital market, and its ability to obtain loans from related and unrelated parties. Auditing the judgments made by management required a high degree of auditor judgment and an increased extent of audit effort.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included the following, among others, evaluating the probability that the Company will be able to: (i) resume operations, (ii) access funding from the capital markets, (iii) manage expenditures, and (iv) obtain loans from related and unrelated parties.

/s/ Pinnacle Accountancy Group of Utah

Pinnacle Accountancy Group of Utah a dba of Heaton & Company, PLLC

We have served as the Company’s auditor since 2018.

Pinnacle Accountancy Group of Utah

Farmington, Utah

July 27, 2021

F-14

Nate’s Food Co.

Balance Sheets

	May 31,	May 31,
	2021	2020
ASSETS
Current assets:
Cash	$615	$727
Total current assets	615	727

TOTAL ASSETS	$615	$727

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$298,489	$298,489
Accrued interest	34,546	27,287
Accrued interest - related party	76,281	63,387
Notes payable - related party	361,075	340,056
Convertible notes	36,818	36,818
Derivative liability	537,540	1,721,718
Total current liabilities	1,344,749	2,487,755

Total liabilities	1,344,749	2,487,755

Stockholders’ Deficit:
Series A Preferred Stock, Par Value $0.0001, 2,000,000 shares authorized, 1,940,153 issued and outstanding	194	194
Series B Preferred Stock, Par Value $0.0001, 150,000 shares authorized, 150,000 issued and outstanding	15	15
Series C Preferred Stock, Par Value $1.00, 250,000 shares authorized, 250,000 issued and outstanding	250,000	250,000
Series D Preferred Stock, Par Value $0.0001, 10,000,000 shares authorized, 6,350,000 issued and outstanding	635	635
Series E Preferred Stock, Par Value $0.0001, 15,000,000 shares authorized, 14,989,500 issued and outstanding, respectively	1,499	1,499
Common Stock, Par Value $0.001, 1,500,000,000 shares authorized, 537,774,616 issued and outstanding, respectively	537,774	537,774
Additional paid in capital	2,884,051	2,884,051
Accumulated deficit	(5,018,302)	(6,161,196)
Total stockholders’ deficit	(1,344,134)	(2,487,028)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$615	$727

The accompanying notes are an integral part of these financial statements.

F-15

Nate’s Food Co.

Statements of Operations

	May 31, 2021	May 31, 2020

Sales	$1,758	$-
Cost of Goods Sold	456	-
Gross Profit	1,302	-

Operating Expenses
Selling, general and administrative	$22,434	$23,245
Total operating expenses	22,434	23,245

Operating Loss	(21,132)	(23,245)

Other (Income) Expense
(Gain) loss on change in fair value of derivative liability	(1,184,178)	1,255,026
Interest expense	20,152	31,580
Total other (income) expenses	(1,164,026)	1,286,606

Net Income (Loss)	$1,142,894	$(1,309,851)

Net income (loss) per common share:
Basic	$0.00	$0.00
Diluted	$0.00	$0.00

Weighted average number of common shares outstanding:
Basic	537,774,616	537,774,616
Diluted	545,415,172	537,774,616

The accompanying notes are an integral part of these financial statements.

F-16

Nate’s Food Co.

Statements of Changes in Stockholders’ Deficit

	Preferred Stock										Common		Additional		Total
	Series A		Series B		Series C		Series D		Series E		Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances May 31, 2019	1,940,153	$194	150,000	$15	250,000	$250,000	6,350,000	$635	14,989,500	$1,499	537,774,616	$537,774	$2,884,051	$(4,851,345)	$(1,177,177)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,309,851)	(1,309,851)
Balances May 31, 2020	1,940,153	$194	150,000	$15	250,000	$250,000	6,350,000	$635	14,989,500	$1,499	537,774,616	$537,774	$2,884,051	$(6,161,196)	$(2,487,028)
Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	1,142,894	1,142,894
Balances May 31, 2021	1,940,153	$194	150,000	$15	250,000	$250,000	6,350,000	$635	14,989,500	$1,499	537,774,616	$537,774	$2,884,051	$(5,018,302)	$(1,344,134)

The accompanying notes are an integral part of these financial statements.

F-17

Nate’s Food Co.

Statements of Cash Flow

	Year Ended
	May 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$1,142,894	$(1,309,851)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
(Gain) loss on change in fair value of derivative liability	(1,184,178)	1,255,026
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	17,019	32,594
Accrued interest - related party	12,894	12,892
Accrued interest	7,259	7,280
Net cash used in operating activities	(4,112)	(2,059)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related party	4,000	2,500
Net cash provided by financing activities	4,000	2,500

Net cash increase (decrease) for the period	(112)	441
Cash at beginning of period	727	286
Cash at end of period	$615	$727

Supplemental Cash Flow Disclosures
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-Cash Investing and Financing Activity:
Reclassification of accounts payable to notes payable - related party	$17,019	$-

The accompanying notes are an integral part of these financial statements.

F-18

NATE’S FOOD CO.

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Note 1 – Organization and Summary of Significant Accounting Policies

Organization and Nature of Business

Nate’s Food Co. (“we”, “us”, “our”, the “Company” or the “Registrant”) was incorporated in the state of Colorado on January 12, 2000. Nate’s Food Co. is domiciled in the state of Colorado, and its corporate headquarters are located in Huntington Beach, California. The Company selected May 31 as its fiscal year end. On May 12, 2014, Nate’s Pancakes Inc. was incorporated in the state of Indiana. On May 19, 2014, the Company completed a reverse merger between Nate’s Pancakes, Inc and Capital Resource Alliance. Nate’s Pancakes was the surviving Company. In May 2014, the Company changed its name from Capital Resource Alliance to Nate’s Food Co.

We sell a ready-to-use, pre-mixed pancake and waffle batter delivered in a pressurized can. Our current product is an original flavor of pancake and waffle batter. Currently, we have developed three flavors for our pancake and waffle mix. We suspended our operations in 2018, but plan to resume our pancake and waffle batter operations, and to expand into other baked goods and other non-breakfast areas.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on Nate’s Food Co. financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Nate’s Food Co.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term marketable securities purchased with maturity of three months or less to be cash equivalents.

Stock-Based Compensation

The Company applies ASC 718 “Compensation – Stock Compensation” to stock-based compensation to employees and non-employees, which requires the measurement of the cost of services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. Compensation cost is recognized over the estimated service period (generally the vesting period) on the straight-line method. The Black-Scholes option-pricing model is used to estimate the fair value of options granted.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, "Revenue Recognition” following the five steps procedure:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

F-19

The Company’s sales are derived from the sale of ready-to-use, pre-mixed pancake and waffle batter. The Company recognizes revenue at a point in time when it satisfies its obligation by transferring control of the goods to the customer. The cost of sales includes packaging-related expenses.

During the years ended May 31, 2021 and 2020, the Company recognized revenue of $

1,758 and nil, respectively, for the goods that have been delivered to the customers. During the years ended May 31, 2021 and 2020, the Company incurred cost of sales of $456 and nil, respectively, resulting in gross profit of $1,302 and nil, respectively.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts payable and accrued liabilities, convertible notes and notes payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

The Company adopted ASC Topic 820, Fair Value Measurements (“ASC Topic 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets; liabilities in active markets;

Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active; or directly or indirectly including inputs in markets that are not considered to be active;

Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement

F-20

The following table summarizes fair value measurements by level at May 31, 2018 and 2017, measured at fair value on a recurring basis:

May 31, 2021	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$537,540	$537,540

May 31, 2020	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$1,721,718	$1,721,718

Earnings (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method for outstanding warrants and options and using the if-converted method for convertible debt and convertible preferred stock. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

For the years ended May 31, 2021 and 2020, respectively, the following warrants, convertible notes and convertible preferred stock were potentially dilutive.

	Year ended
	May 31,
	2021	2020
	(Shares)	(Shares)
Warrants	-	92,322,564
Convertible notes payable	185,358,384	582,762,000
Series B convertible preferred stock	150,000,000	150,000,000
Series C convertible preferred stock	16,500,000	16,500,000
Series D convertible preferred stock	95,250,000	95,250,000
Series E convertible preferred stock	149,895,000	95,250,000
	597,003,384	1,032,084,564

For the year ended May 31, 2020, the warrants, convertible notes and convertible preferred stock that were potentially dilutive, were excluded from the computation of diluted net loss per shares as the result of the computation was anti-dilutive.

The following represents a reconciliation of the numerators and denominators of the basic and diluted earnings per share computation for the year ended May 31, 2021:

	Net Income (Loss)	Shares	Per Share
	(Numerator)	(Denominator)	Amount
Basic EPS	$1,142,894	537,774,616	$0.00
Effect of dilutive securities:
Warrants	-	-	-
Convertible notes payable	(1,190,805)	185,358,384	-
Preferred stock	-	-	-
Diluted EPS	$(47,911)	723,133,000	$(0.00)

F-21

Recently Issued Accounting Pronouncements

The Company has determined that there are no applicable recently issued accounting pronouncements that are expected to have a material impact on these financial statements.

Note 2 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has negative working capital, recurring losses, and does not have an established source of revenues sufficient to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the succeeding paragraphs and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with operations and business developments. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds such as shareholder loans and advances to finance its operations and growth. Management may raise additional capital by retaining net earnings or through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

Note 3 – Related Party Transactions

Notes Payable – Related Party

During the years ended May 31, 2021 and 2020, the Company borrowed $4,000 and $2,500, respectively from our officer for working capital purposes. As at May 31, 2021 and 2020, the total amount owed to this officer was $361,075 and $334,056, respectively. Of the May 31, 2021 amount, $57,000 of the loan is at 10% interest and was to be repaid by June 28, 2017 and currently is in default, and as at May 31, 2021 and 2020, accrued interest of $28,079 and $22,379 in interest has been recorded with respect to this loan.There is no additional interest charged to the note as a result of the default. Additionally, $71,902 of the loan is at 10% interest and due on December 31, 2016 and currently in default and as at May 31, 2021 and 2020, accrued interest of $48,202 and $41,008 in interest has been recorded with respect to this loan.There is no additional interest charged to the note as a result of the default. Additionally, $232,173 of the loan includes $17,019 reclassified from accounts payable is at 0% interest, and is due on demand.

Note 4 – Convertible Notes

The Company had the following convertible notes payable outstanding as of May 31, 2021 and 2020:

	May 31,	May 31,
	2021	2020
Convertible notes payable	$36,818	$36,818
	36,818	36,818
Less: debt discount and deferred financing cost	-	-
	36,818	36,818
Less: current portion of convertible notes payable	36,818	36,818
Long-term convertible notes payable	$-	$-

F-22

On October 13, 2016, the Company received financing from an unrelated party in the amount of $

85,500 with $5,000 original issue discount and incurred $8,000 in financing costs. On December 29, 2017, the principal balance along with the related default penalties, accrued and unpaid interest, and the conversion rights were sold to another unrelated party. The original issue discount and financing costs were amortized over the original life of the note using the effective interest method. The $85,500 bears 10% interest and matured on July 13, 2017. The note is currently in default, and bears 18% interest rate while in default. The holder shall be entitled to convert any portion of the outstanding and unpaid conversion amount into fully paid and non-assessable shares of common stock. The conversion price is the 45% discount to the lowest traded price during the previous 20 trading days to the date of a conversion notice. The Company may redeem the note at rates ranging from 125% to 150% depending on the redemption date. The note was discounted for a derivative (see note 5 for details) and the discount was amortized over the original life of the note using the effective interest method. During the years ended May 31, 2021 and 2020, the Company recognized interest expense of $7,259 and $7,279, respectively. As of May 31, 2021 and 2020, the Company had accrued interest of $34,546 and $27,287, respectively.

Note 5 – Derivative Liability

The Company analyzed the conversion options on its convertible note (note 4) for derivative accounting consideration under ASC 815, “Derivatives and Hedging,” and determined that the embedded conversion option should be classified as a liability when the conversion option becomes effective and there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. The Company accounts for warrants (note 6) as a derivative liability due to there being no explicit limit to the number of shares to be delivered upon settlement of all conversion options.

The following table summarizes the derivative liabilities included in the balance sheets at May 31, 2021 and 2020:

Balance - May 31, 2019	$466,692

(Gain) on change in fair value of the derivative	1,255,026
Balance - May 31, 2020	$1,721,718

Loss on change in fair value of the derivative	(1,184,178)
Balance - May 31, 2021	$537,540

The table below shows the Black-Scholes option-pricing model inputs used by the Company to value the derivative liability, as well as the determined value of the option liability at each measurement date:

	May 31,	May 31,
	2021	2020
Expected term	(3.14) – 0.08 years	(2.13) – 1.08 years
Expected average volatility	336%	274% - 361%
Expected dividend yield	-	-
Risk-free interest rate	0.08%	0.18% - 1.76%

Note 6 – Equity Transaction

Preferred Stock

Series A Preferred Stock

The Company is authorized to issue 2,000,000 shares of series A Preferred Stock at a par value of $0.0001. The Series A Preferred Stock has voting rights equal to 1,000 votes for each 1 share of common stock owned. The Series A Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series A Preferred Stock.

F-23

There were no issuances of the Series A Preferred Stock during the years ended May 31, 2021 and 2020.

As of May 31, 2021 and 2020,

1,940,153 shares of series A Preferred Stock were issued and outstanding.

Series B Preferred Stock

The Company is authorized to issue 150,000 shares of Series B Preferred Stock at a par value of $0.0001. The Series B Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series B Preferred Stock. The Series B Preferred Stock converts into common stock at a ratio of 1:1,000. However, the Series B Preferred Stock may not be converted for a period of 12 months from the date of issue.

There were no issuances of the Series B Preferred Stock during the years ended May 31, 2021 and 2020.

As of May 31, 2021 and 2020, 150,000 shares of Series B Preferred Stock were issued and outstanding.

Series C Preferred Stock

The Company is authorized to issue 250,000 shares of Series C Preferred Stock at a par value of $1. The Series C Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series C Preferred Stock. The Preferred Stock can be converted to common stock, at a conversion rate of 66 common shares for each preferred stock.

There were no issuances of the Series C Preferred Stock during the years ended May 31, 2021 and 2020.

As of May 31, 2021 and 2020, 250,000 shares of Series C Preferred Stock were issued and outstanding.

Series D Convertible Preferred Stock

The Company is authorized to issue 10,000,000 shares of Series D Preferred Stock at a par value of $0.0001. The Series D Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series D Preferred Stock. Beginning January 1, 2017, each holder of shares of Series D Preferred Stock may, at any time and from time to time, convert each of its shares of Series D Preferred Stock into a 15 of fully paid and nonassessable shares of common stock.

There were no issuances of the Series D Preferred Stock during the years ended May 31, 2021 and 2020.

As of May 31, 2021 and 2020, 6,350,000 shares of Series D Preferred Stock were issued and outstanding, respectively.

Series E Preferred Stock

The Company is authorized to issue 15,000,000 shares of series E Preferred Stock at a par value of $0.0001. The Series E Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series E Convertible Preferred Stock. Beginning October 1, 2016, each share of Series E Preferred Stock is convertible into ten (10) shares of common stock. From October 1, 2016 to October 1, 2018, holders of Series E Preferred Stock may at any time convert to shares of common stock, thereafter, the Company may elect to convert any outstanding stock at any time without notice to the shareholders. The Company evaluated the conversion feature and concluded that it did not qualify as a derivative transaction. The Company evaluated the convertible preferred stock under FASB ACS 470-20-30 and determined it does not contain a beneficial conversion feature.

There were no issuances of the Series E Preferred Stock during the years ended May 31, 2021 and 2020.

As of May 31, 2021 and 2020, 14,989,500 shares of Series E Preferred Stock were issued and outstanding, respectively.

F-24

Common stock

The Company is authorized to issue

1,500,000,000 shares of common stock at a par value of $0.001.

There were no issuances of common stock during the years ended May 31, 2021 and 2020.

As of May 31, 2021 and 2020, 537,774,616 shares of common stock were issued and outstanding, respectively.

Warrants

On September 29, 2015, the Company granted 1,000,000 warrants valued at $29,000 to Vista Capital Investments, LLC, in exchange for interest owed of $12,222, and recognized a loss on debt settlement of $16,778. Warrants were originally exercisable into 1,000,000 shares of common stock, for a period of five years from issuance, at a price of $0.05 per share, with multiple reset provisions when the share price is below $0.05. As a result of these reset features, additional warrants were issued and became exercisable into 92,332,564 shares of common stock at $0.00011 per share. Each warrant was exercisable into one share of common stock.

The following table summarizes warrant activity for the years ended May 31, 2021 and 2020:

	Number of shares	Weighted Average Exercise Price	Weighted Average Life (years)
Outstanding, May 31, 2019	36,933,026	$0.00028	1.33 years

Reset features	55,399,539	0.00011	0.33 years
Forfeited	-	-	-
Exercised	-	-	-
Outstanding, May 31, 2020	92,322,564	$0.00011	0.33 years

Reset features	-	-	-
Forfeited	(92,332,564)	(0.00011)	-
Exercised	-	-	-
Outstanding, May 31, 2021	-	$-	-

Aggregate intrinsic value is the sum of the amounts by which the quoted market price of the Company’s stock exceeded the exercise price of the warrants at May 31, 2017, for those warrants for which the quoted market price was in excess of the exercise price (“in-the-money” warrants).

The Company determined that the warrants qualify for derivative accounting (see note 5).

Note 7 – Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended May 31, 2021 and 2020 as applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns for the Company remain open.

F-25

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the “Act”) resulting in significant modifications to existing law including lowering the corporate tax rate from 35% to 21%. In addition to applying the new lower corporate tax rate in 2018 and thereafter to any taxable income we may have, the legislation affects the way we can use and carry forward net operating losses previously accumulated and results in a revaluation of deferred tax assets and liabilities recorded on our balance sheet. The Company has completed the accounting for the effects of the Act during the period ended May 31, 2021. Given that current deferred tax assets are offset by a full valuation allowance, these changes will have no impact on the balance sheet.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	21%
Effect on operating losses	(21)%

Changes in the net deferred tax assets consist of the following:

Income tax	May 31,	May 31,
	2021	2020
Net operating loss carry forward	$1,080,649	$1,121,933

A reconciliation of income taxes computed at the statutory rate is as follows:

	May 31,	May 31,
	2021	2020
Total deferred tax assets at statutory tax rate	$226,936	$235,606
Increase in valuation allowance	(226,936)	(235,606)
Net deferred tax asset	$-	$-

Note 8 – Risks and Uncertainties

In early 2020, the World Health Organization declared the rapidly spreading coronavirus disease (COVID-19) outbreak a pandemic. This pandemic has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no retroactive material adverse impacts on the Company’s results of operations and financial position at May 31, 2021 and 2020. The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A prolonged outbreak could have a material adverse impact on financial results and business operations of the Company in the future. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of the date of issuance of this Annual Report on Form 10-K. These estimates may change, as new events occur and additional information is obtained.

Note 9 – Subsequent Events

Management has evaluated subsequent events through the date these financial statements were issued. Based on our evaluation no material events have occurred that require disclosure.

F-26

EXHIBIT INDEX

Exhibit	Description

3.1*	Restated Articles Of Incorporation
3.2**	Bylaws (Previously file as Exhibit 3.2 to Form 10-12G filed on July 29, 2014 and incorporated herein)
3.3*	Series A Preferred Stock Designation
3.4*	Series B Preferred Stock Designation
3.5*	Series C Preferred Stock Designation
3.6*	Series D Preferred Stock Designation
3.7*	Series E Preferred Stock Designation

4.1	Specimen Stock Certificate (to be filed by amendment)

5.1	Legal Opinion (to be filed by amendment)

10.1*	Convertible Promissory Note

23.1*	Auditor Consent

23.2	Legal Consent (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to the initial filing of this Registration Statement)**

107	Filing Fee Exhibit

*	Filed herewith.
**	Previously filed.

46

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach, State of California, on May 16, 2022.

NHMD HOLDINGS, INC.

By:	/s/ Nate Steck
Nate Steck
President, Chief Executive Officer and Director

By:	/s/ Marc Kassoff
Marc Kassoff
Vice-President, Chief Financial Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Nate Steck his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

President, Chief Executive Officer and
/s/ Nate Steck	Director	May 16, 2022
Nate Steck	(Co-Principal Executive Officer)

/s/ Marc Kassoff	Vice-President, Chief Financial Officer and Director	May 16, 2022
Marc Kassoff	(Principal Financial and Accounting Officer)

47